EXHIBIT 4.3



EXECUTION COPY                                                    ALLEN & OVERY



                    ALLEN & OVERY LLP



                    AMENDED AND RESTATED
                    MORTGAGE SALE AGREEMENT




                    HALIFAX PLC
                    as Seller and one of the Beneficiaries

                    and

                    PERMANENT FUNDING (NO. 1) LIMITED
                    as Funding 1 and one of the Beneficiaries

                    and

                    PERMANENT MORTGAGES TRUSTEE LIMITED
                    as Mortgages Trustee

                    and

                    THE BANK OF NEW YORK
                    as Security Trustee


                    22nd June, 2005

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Definitions and Construction...........................................2
2.     Sale and Purchase of Initial Portfolio.................................3
3.     Initial Closing Date...................................................3
4.     Sale and Purchase of New Portfolios....................................5
5.     Trust of Monies...................................................... 10
6.     Completion of the Transfer of Loans...................................11
7.     Undertakings..........................................................12
8.     Warranties and Repurchase by the Seller...............................15
9.     Other Warranties..................................................... 18
10.    Further Assurance.....................................................19
11.    Consequences of Breach................................................19
12.    Subordination.........................................................19
13.    Non-Merger............................................................19
14.    No Agency or Partnership..............................................20
15.    Payments..............................................................20
16.    Waiver and Variation..................................................20
17.    Notices...............................................................20
18.    Assignment............................................................21
19.    Change of Security Trustee............................................21
20.    Not Used..............................................................21
21.    Third Party Rights....................................................21
22.    Governing Law.........................................................22

SCHEDULE

1.     Representations and Warranties........................................23
2.     Registered Transfer...................................................31
3.     Unregistered Transfer.................................................32
4.     Lending Criteria......................................................35
5.     Power of Attorney in favour of Funding 1, the Mortgages Trustee and the Security Trustee..................................................39
6.     Loan Repurchase Notice................................................42
7.     Assignment of Third Party Rights......................................44
8.     Assignment of Halifax Mortgage Re Limited MIG Policies................47
9.     Halifax Mortgage Re Limited MIG Policies Assignment notice............51
10.    Insurance Endorsement.................................................52
11.    Insurance Acknowledgements............................................54
12.    New Portfolio Notice..................................................58
13.    Forms of Scottish Transfer............................................60
14.    Forms of Scottish Transfer............................................63
15.    Form of Scottish Declaration of Trust.................................66
16.    Form of Memorandum of Release.........................................73
17.    Re-Assignment of MIG Policies.........................................74
18.    Halifax Mortgage Re Limited MIG Policies Re-Assignment Notice.........78

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APPENDIX

       Part 1       Initial Portfolio........................................83
       Part 2       Standard Documentation...................................84

















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THIS AMENDED AND RESTATED MORTGAGE SALE AGREEMENT is made on 22nd June, 2005

BETWEEN:

(1) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacities as the SELLER and one of the BENEFICIARIES);

(2) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (acting in its capacities as FUNDING 1 and one of the BENEFICIARIES);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (acting in its capacity as the MORTGAGES TRUSTEE); and

(4) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge).

WHEREAS:

(A) The Seller carries on the business of, inter alia, originating mortgage loans to individual borrowers secured on residential properties in England, Wales or Scotland.

(B) The Seller has sold to the Mortgages Trustee certain of the above mentioned mortgage loans together with the benefit of their related security on the terms and subject to the conditions set out in the Mortgage Sale Agreement (as amended and/or restated by this Agreement and from time to time, the MORTGAGE SALE AGREEMENT).

(C) The Mortgages Trustee holds all of the above mentioned mortgage loans as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed (as amended and/or restated from time to time, the MORTGAGES TRUST DEED).

(D) On 12th March, 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller sold a new portfolio of mortgage loans to the Mortgages Trustee on 12th March, 2004 on such amended terms.

(E) On 22nd July, 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller sold a new portfolio of mortgage loans to the Mortgages Trustee on 22nd July, 2004 on such amended terms.

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(F)    On 18th November, 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller sold a new portfolio of mortgage loans to the Mortgages Trustee on 18th November, 2004 on such amended terms.

(G) On 23rd March, 2005 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller sold a new portfolio of mortgage loans to the Mortgages Trustee on 23rd March, 2005 on such amended terms.

(H) The parties to the Mortgage Sale Agreement have agreed to amend and restate the terms of the Mortgage Sale Agreement as set out herein and the Seller may sell new portfolios of mortgage loans and their related security to the Mortgages Trustee on such amended terms.

IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND CONSTRUCTION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

1.2 Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee subject in each case to the provisions of CLAUSE
       16.2 of the Mortgages Trust Deed.

1.3 For the purposes of Section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Transaction Documents are, so far as applicable, incorporated herein.

1.4 The Initial Portfolio contained as Part 1 of the Exhibit to this Agreement and any schedule of New Loans attached to any New Portfolio Notice may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a form acceptable to the Mortgages Trustee, the Security Trustee and Funding 1 (each acting reasonably).

1.5 This Agreement amends and restates the Mortgage Sale Agreement made on the 14th June, 2002 as amended and restated on the 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004 and 23rd March, 2005 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

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2.     SALE AND PURCHASE OF INITIAL PORTFOLIO

2.1 Subject to CLAUSE 2.2, in consideration of the Purchase Price (which shall be paid in accordance with CLAUSE 3.3) and the covenant of the Mortgages Trustee to hold the Trust Property upon trust, with and subject to all the trusts, powers and provisions of the Mortgages Trust Deed, the Seller hereby agrees to sell to the Mortgages Trustee with full title guarantee, the Initial Portfolio on the Initial Closing Date.

2.2 The obligation of the Seller under CLAUSE 2.1 shall be subject to and conditional upon:

       (a) the issue by the First Issuer of the Issuer Notes on the Initial Closing Date and the borrowing by Funding 1 of the Term Advances under the First Issuer Intercompany Loan Agreement;

       (b) the constitution of the Mortgages Trust on or prior to the Initial Closing Date; and

       (c) the Transaction Documents in existence on the Initial Closing Date having been executed and delivered by the parties thereto on or before the Initial Closing Date.

2.3 The sale of the Portfolio shall not include any obligation to pay any Delayed Cashbacks, Home Cash Reserve Drawings or Flexible Loan Drawings (if any), which obligation shall at all times, and notwithstanding the sale of the Portfolio, remain an obligation of the Seller.

3.     INITIAL CLOSING DATE

3.1    (a)     A meeting shall take place at 11 a.m. on the Initial Closing
               Date at the offices of Allen & Overy LLP, One New Change, London
               EC4M 9QQ or such other time or offices as the parties may agree at which the Seller shall deliver to the Security Trustee or its representative the following documents:

               (i) two originals of the power of attorney dated as at the Initial Closing Date and substantially in the form set out in SCHEDULE 5 hereto, duly executed by the Seller;

               (ii) a certified copy of each of the duly executed Insurance Acknowledgements;

               (iii) a certified copy of each of the duly executed Insurance Endorsements;

               (iv) a duly executed assignment of the Halifax Mortgage Re Limited MIG Policies to the extent that they relate to the Mortgages comprised in the Initial Portfolio from the Seller to the Mortgages Trustee and a certified copy of a notice (the original of which shall be served by the Seller by courier or by special delivery) of such assignment from the Seller to HBOS Insurance (PCC) Guernsey Limited dated as at the Initial Closing Date and in the form (mutatis mutandis) set out in SCHEDULE 8 and SCHEDULE 10 hereto respectively and a certified copy of consent to assignment of the Halifax Mortgage Re Limited MIG Policies (or acknowledgement that the Mortgages Trustee will be an insured in respect of the Initial Portfolio under the Halifax Mortgage Re Limited MIG Policies following such assignment) from HBOS Insurance (PCC) Guernsey Limited in such form as HBOS Insurance (PCC) Guernsey Limited reasonably requires;

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               (v)     a certificate of a duly authorised officer of the Seller
                       dated as at the Initial Closing Date attaching a copy of the board minute of the Seller authorising its duly appointed representatives to agree the sale of the Portfolio and authorising execution and performance of this Agreement, the Servicing Agreement, the other Transaction Documents to which the Seller is a party (in any capacity) and all of the documentation to be entered into pursuant to this Agreement and confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;

               (vi) a duly executed assignment of rights against third parties comprised in the Initial Portfolio dated as at the Initial Closing Date and in the form of the Assignment of Third Party Rights; and

               (vii) a solvency certificate from an authorised signatory of the Seller dated the Initial Closing Date in a form acceptable to the Mortgages Trustee, Funding 1 and the Security Trustee (each acting reasonably).

       (b) The parties hereto acknowledge that completion on the Initial Closing Date of the sale to the Mortgages Trustee of all of the Seller's right, title, interest and benefit in and to the Initial Portfolio subject to the terms and provisions of the Mortgages Trust Deed shall occur as indicated in this CLAUSE 3, provided that the matters described in CLAUSES 6.2, 6.3, 6.4 and
               6.5 shall not occur until the relevant time indicated in CLAUSE 6 or, as applicable, CLAUSE 7.4.

3.2 The Seller undertakes that from the Initial Closing Date until the perfection of the assignment or assignation (as appropriate) in accordance with CLAUSES 6.2, 6.3, 6.4 and 6.5, the Seller shall hold the Title Deeds and Customer Files relating to the Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages Trustee shall otherwise direct.

3.3 Subject to fulfilment of the conditions referred to in CLAUSES 2.2 and 3, the Seller shall be paid the Purchase Price by telegraphic transfer by Funding 1 on the Initial Closing Date.

3.4 The Seller shall provide all reasonable co-operation to the Mortgages Trustee, Funding 1 and the Security Trustee to enable them to carry out their respective duties and enforce their rights under the Transaction Documents. Without prejudice to the generality of the foregoing, the Seller shall:

       (a) upon reasonable prior notice and during normal office hours, permit the Mortgages Trustee, Funding 1, the Security Trustee and their authorised employees and agents and other persons nominated by the Security Trustee and approved by the Seller (such approval not to be unreasonably withheld or delayed), to review the Customer Files and the Title Deeds in relation to the Portfolio (subject to such person(s) agreeing to keep the same confidential but provided that disclosure shall be permitted to the professional advisors and auditors of the party to whom such disclosure is made and/or to the extent that such disclosure is required by law or for the purpose of any judicial or other proceedings); and/or

       (b) give promptly all such information and explanations relating to the Loans and their Related Security as the Mortgages Trustee, Funding 1 or the Security Trustee may

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               reasonably request (including a list of the Loans and their
               Related Security in the Portfolio along with details of the location of the Title Deeds relating thereto),

       provided that prior to completion in accordance with CLAUSE 6, the Seller shall be under no obligation to provide any information or documentation to any person other than the Mortgages Trustee and/or the Security Trustee or their respective employees and/or professional advisors or allow such person access to the Customer Files or Title Deeds if to do so would result in a breach of the applicable Mortgage Terms or the Data Protection Act 1998.

4.     SALE AND PURCHASE OF NEW PORTFOLIOS

4.1 Subject to fulfilment of the conditions set out in CLAUSES 2.2, 3.1, 4.2 (or as applicable, 4.3) and 4.4 and the restriction set out in CLAUSE 2.3, if the Seller shall, at any time and from time to time serve a properly completed New Portfolio Notice on the Mortgages Trustee and Funding 1 with a copy to the Security Trustee (such service to be in the Seller's sole discretion), the Seller agrees that on the date for completion of the sale specified in such New Portfolio Notice the Seller shall sell with full title guarantee (or in relation to rights and assets situated in or governed by the law of Scotland with absolute warrandice) to the Mortgages Trustee the relevant New Portfolio.

4.2    The conditions to be met as at each Sale Date are:

       (a) no event of default under the Transaction Documents shall have occurred which is continuing as at the relevant Sale Date;

       (b) the Principal Deficiency Ledger shall not have a debit balance as at the most recent Funding 1 Interest Payment Date after applying all Funding 1 Available Revenue Receipts on that Funding 1 Interest Payment Date;

       (c) the Mortgages Trustee is not aware that the purchase of the New Portfolio on the relevant Sale Date would adversely affect the then current rating by the Rating Agencies of the Notes (or any of them);

       (d) as at the relevant Sale Date, the Seller has not received any notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are not rated at least P-1 by Moody's, A-1 by S&P and F1 by Fitch at the time of, and immediately following, the sale of the New Loans to the Mortgages Trustee;

       (e) as at the relevant Sale Date, the aggregate Outstanding Principal Balance of the Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is less than 5 per cent. of the aggregate Outstanding Principal Balance of the Loans in the Mortgages Trust;

       (f) except where Funding 1 pays amounts to the Seller in consideration of New Loans to be sold to the Mortgages Trustee, the aggregate Outstanding Principal Balance (excluding Arrears of Interest) of New Loans transferred in any one Interest Period must not exceed 15 per cent. of the aggregate Outstanding Principal Balance of Loans (excluding Arrears of Interest) in the Mortgages Trust as at the beginning of that Interest Period;

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       (g)     the sale of the New Portfolio on the relevant Sale Date does not result in the product of WAFF and WALS for the Portfolio after such purchase calculated on the relevant Sale Date (in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time)) exceeding the product of WAFF and WALS for the Portfolio calculated on the most recent Closing Date plus 0.25 per cent.;

       (h) the yield (as calculated below) of the Loans in the Mortgages Trust together with the yield of the New Loans to be sold to the Mortgages Trustee on the relevant Sale Date (together for the purposes of this paragraph, the RELEVANT LOANS) is at least 0.50 per cent. greater than Sterling-LIBOR for three-month sterling deposits as at the previous Interest Payment Date, after taking into account the average yield on the Loans which are Variable Rate Loans, Tracker Rate Loans and Fixed Rate Loans and the margins on the Funding 1 Swap(s), in each case as at the relevant Sale Date. The yield of the Relevant Loans is to be calculated as follows:

                               (AxB)+(Cx(D-E+F))+(Gx(H+I))
                               ---------------------------
                                            J

               where,

               (A)     =       the Outstanding Principal Balance, on the
                               relevant Sale Date, of the Relevant Loans which are Fixed Rate Loans;

               (B)     =       the interest rate receivable by Funding 1 under
                               the Funding 1 FixedFloating Rate Swap as at the relevant Sale Date;

               (C)     =       the Outstanding Principal Balance, on the
                               relevant Sale Date, of the Relevant Loans which are Variable Rate Loans;

               (D)     =       the weighted average Variable Base Rate of the
                               Relevant Loans which are Variable Rate Loans on the relevant Sale Date;

               (E)     =       the Variable Rate Swap SVR for the Relevant
                               Loans which are Variable Rate Loans on the relevant Sale Date;

               (F)     =       the interest rate receivable by Funding 1 under
                               the Funding 1 Variable Rate Swap as at the relevant Sale Date;

               (G)     =       the Outstanding Principal Balance, on the
                               relevant Sale Date, of the Relevant Loans which are Tracker Rate Loans;

               (H)     =       the interest rate receivable by Funding 1 under
                               the Tracker Rate Swap as at the relevant Sale
                               Date;

               (I)     =       the weighted average margin of the Relevant
                               Loans which are Tracker Rate Loans over or under the Bank of England Repo Rate on the relevant
                               Sale Date;

               (J)     =       the Outstanding Principal Balance of the
                               Relevant Loans on the relevant Sale Date;

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       (i)     the sale of the New Loans on the relevant Sale Date does not result in the loan-to-value ratio of the Loans and the New Loans after application of the LTV Test on the relevant Sale Date exceeding the loan-to-value ratio (based on the LTV Test) of Loans in the Portfolio on the most recent Closing Date plus 0.25 per cent.;

       (j) the sale of the New Loans on the relevant Sale Date does not result in Loans (other than Fixed Rate Loans) which after taking into account the Funding 1 Swap will yield less than Sterling-LIBOR plus 0.50 per cent. as at the relevant Sale Date and that have more than 2 years remaining on their incentive period accounting for more than 15 per cent. of the aggregate Outstanding Principal Balance of all Loans comprising the Trust Property;

       (k) the sale of the New Loans on the relevant Sale Date does not result in the Fixed Rate Loans which have more than 1 year remaining on their incentive period accounting for more than 50 per cent. of the aggregate Outstanding Principal Balance of Loans comprised in the Trust Property;

       (l) no sale of the New Loans may occur, if, as at the relevant Sale Date, the Step-up Date in respect of any Note issued after 1st January, 2003 and still outstanding has been reached and such Note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of New Loans to the Mortgages Trustee shall remain in effect only for so long as any such Note remains outstanding and, upon its redemption, the sale of New Loans to the Mortgages Trustee may be resumed in accordance with the terms of this Agreement;

       (m) as at the Sale Date, the adjusted General Reserve Fund is equal to or greater than the General Reserve Fund Threshold;

       (n) if the sale of New Loans includes the sale of New Loan Types to the Mortgages Trustee, the Security Trustee has received written confirmation from each of the Rating Agencies that such New Loan Types may be sold and assigned to the Mortgages Trustee and that such sale of New Loan Types would not have an adverse effect on the then current ratings of the Notes;

       (o) the Funding 1 Swap Agreement has been modified as required (or, if appropriate, Funding 1 has entered into a new swap agreement) to hedge against the interest rates payable in respect of such New Loans and the floating rate of interest payable on the Issuer Intercompany Loan; and

       (p)     no Trigger Event has occurred on or before the relevant Sale
               Date.

       In this CLAUSE 4.2 references to any Monthly Payment due at any date means the Monthly Payment payable in respect of the month in which that date falls.

4.3 The obligations of the Seller under CLAUSE 4.1 shall be subject to and conditional upon no Insolvency Event having occurred which is continuing as at the relevant Sale Date.

4.4 Subject to fulfilment of the conditions referred to in CLAUSES 4.2, 4.3, 4.4, 4.5 and 4.6, the consideration to be provided to the Seller for the sale and assignment of the New Portfolio to the Mortgages Trustee on a Sale Date shall be the aggregate of:

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       (a)     the payment by Funding 1 to the Seller by telegraphic transfer on the relevant Sale Date of the proceeds of any New Intercompany Loan advanced to Funding 1 by a New Issuer; and/or

       (b) the covenant of the Mortgages Trustee to hold the Trust Property on trust for the Seller (as to the Seller Share) and Funding 1 (as to the Funding 1 Share) pursuant to the terms of the Mortgages Trust Deed.

4.5    (a)     On the date of the sale of the relevant New Portfolio the Seller shall deliver to the Security Trustee or its representative the following documents:

               (i) on the date of the first sale of a relevant New Portfolio including Scottish Loans:

                       (A) two originals of the power of attorney dated as at the Sale Date and substantially in the form set out in SCHEDULE 5 hereof duly executed by the Seller;

                       (B) a certified copy of each of the duly executed Insurance Acknowledgements; and

                       (C) a certified copy of each of the duly executed Insurance Endorsements;

               (ii) a duly executed assignment of the Halifax Mortgage Re Limited MIG Policies to the extent that they relate to the Mortgages comprised in the relevant New Portfolio from the Seller to the Mortgages Trustee and a certified copy of a notice (the original of which shall be served by the Seller by courier or by special delivery) of such assignment from the Seller to HBOS Insurance (PCC) Guernsey Limited dated as of the relevant Assignment Date and in the form (mutatis mutandis) set out in
                       SCHEDULE 8 and SCHEDULE 10 hereof respectively and a certified copy of consent to assignment of the Halifax Mortgage Re Limited MIG policies (or acknowledgement that the Mortgages Trustee will be an insured under the Halifax Mortgage Re Limited MIG Policies following the assignment) from HBOS Insurance (PCC) Guernsey Limited in such form as HBOS Insurance (PCC) Guernsey Limited reasonably requires;

               (iii) a duly executed assignment of rights against third parties comprised in the relevant New Portfolio dated as at the relevant Sale Date and in the form of the Assignment of Third Party Rights;

               (iv) a certified copy of each of the duly executed Insurance Acknowledgements;

               (v) on any Sale Date that Funding 1 provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to CLAUSE 4.4(A) above only, a certificate of a duly authorised officer of the Seller dated as at the relevant Sale Date attaching either (i) a copy of the board minute referred to in CLAUSE 3.1(A)(V) or (ii) any board minutes or considerations, notes and resolutions of the Seller or its duly authorised delegate (as applicable) authorising its duly appointed representatives to agree the sale of a New Portfolio, and

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                       authorising the execution and performance of the
                       Transaction Documents to which the Seller is party, in each case confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;

               (vi) on any Sale Date that Funding 1 provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to CLAUSE 4.4(A) above only, a solvency certificate from an authorised signatory of the Seller dated as at the relevant Sale Date; and

               (vii) a Scottish Declaration of Trust in respect of any Scottish Loans and their Related Security comprised in the relevant New Portfolio, in the form (mutatis mutandis) set out in SCHEDULE 15 and with the annexure thereto duly completed, duly executed by the Seller, the Mortgages Trustee and Funding 1.

       (b) The parties hereto acknowledge that completion on each relevant Sale Date of the sale to the Mortgages Trustee of all of the Seller's right, title, interest and benefit in and to the relevant New Portfolio subject to the terms and provisions of the Mortgages Trust Deed shall occur as indicated in this CLAUSE 4 PROVIDED THAT the matters described in CLAUSES 6.6 and 6.5 shall not occur until the relevant time indicated in CLAUSE 6 or, as applicable, CLAUSE 7.5.

4.6    (a)     The Seller undertakes that from the relevant Sale Date until the perfection of the assignment or assignation (as appropriate) in accordance with CLAUSES 6.2 and 6.5, the Seller shall hold the Title Deeds and Customer Files relating to the New Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages
               Trustee shall direct.

       (a) The Seller undertakes that within three (3) London Business Days of the Sale Date to provide the Mortgages Trustee and the Security Trustee with an updated, complete and accurate list of the Loans and their Related Security which comprise the New Portfolio which may be provided in a document stored upon electronic media (including, but not limited to a CD-Rom) in a form acceptable to the Mortgages Trustee and the Security Trustee (each acting reasonably).

4.7    Prior to the earlier to occur of:

       (a)     a Trigger Event; and

       (b)     (i)     if Funding 1 does not enter into a New Intercompany Loan
                       Agreement, the Interest Payment Date in December 2011;
                       or

               (i) if Funding 1 does enter into New Intercompany Loan Agreements, the latest Interest Payment Date specified by Funding 1 by notice in writing to the Seller and the Mortgages Trustee as applying in relation to this covenant, the Seller undertakes to use all reasonable endeavours to offer to sell, in accordance with the provisions of this CLAUSE 4, to the Mortgages Trustee and the Mortgages Trustee undertakes to use all reasonable endeavours to acquire from the Seller and to hold pursuant to the terms of the Mortgages Trust Deed until the earlier of the Interest Payment Date falling in December 2011 (or such later date as may be notified by Funding 1 to the Seller) and the occurrence of a Trigger Event, sufficient New Loans and their Related Security so that the aggregate Outstanding Principal Balance of Loans in the Portfolio during the period from and including the Eighth Issuer Closing Date to but excluding the Funding 1 Interest Payment Date in September 2009 is not less than (pound)31,000,000,000 (or such other amount or amounts specified by Funding 1 in the notice referred to in CLAUSE 4.7(B)(II) above) provided that the Seller shall not be obliged to sell to the Mortgages Trustee, and the Mortgages Trustee shall not be obliged to acquire, New Loans and their Related Security if in the reasonable opinion of the Seller the sale to the Mortgages Trustee of New Loans and their Related Security would adversely affect the business of the Seller.

4.8 On each Sale Date that Funding 1 provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to CLAUSE 4.4(A) above, the Beneficiaries shall appoint a firm of independent auditors to undertake a due diligence exercise on a sample of the Customer Files relating to the New Loans to be sold to the Mortgages Trustee on the relevant Sale Date. The costs of such independent auditors shall be borne by the relevant New Issuer (which shall be procured by Funding 1).

5.     TRUST OF MONIES

5.1 Notwithstanding the sales effected by this Agreement, if at, or at any other time after, the Closing Date (but prior to any repurchase in accordance with CLAUSE 8.5) the Seller holds, or there is held to its order, or it receives, or there is received to its order any property, interests, rights or benefits and/or the proceeds thereof hereby agreed to be sold, the Seller undertakes to each of the Mortgages Trustee, Funding 1 and the Security Trustee that, subject to CLAUSE 6, it will promptly remit, assign and/or transfer the same to the Mortgages Trustee or, if appropriate, the Security Trustee and until it does so or to the extent that the Seller is unable to effect such remittance, assignment, assignation or transfer, it will hold such property, interests, rights or benefits and/or the proceeds thereof upon trust for the Mortgages Trustee subject at all times to the Mortgages Trust.

5.2 If at, or any time after, the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order, any property, interests, rights or benefits relating to:

       (a) any Loan or Loans under a Mortgage Account and its Related Security repurchased by the Seller pursuant to CLAUSE 8.5; or

       (b) (without prejudice to CLAUSE 11) amounts owed by a Borrower to the Seller which the Seller has not agreed to sell under CLAUSE 2.1,

       and/or the proceeds thereof, the Mortgages Trustee undertakes to the Seller that it will remit, assign, re-assign, retrocess or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Mortgages Trustee is unable to effect such remittance, assignation, assignment, re-assignment, retrocession or transfer, the Mortgages Trustee undertakes to hold such property, interests, rights or benefits and/or the proceeds thereof upon trust for the Seller as the beneficial owner thereof or as the Seller may direct provided that the Mortgages Trustee shall not be in breach of its obligations under this CLAUSE 5 if, having received any such monies and paid them to third parties in error, it pays an amount equal to the monies so paid in error to the Seller in accordance with the Servicing Agreement.

6.     COMPLETION OF THE TRANSFER OF LOANS

6.1 The assignments or assignations (as appropriate) contemplated by this Agreement shall be perfected on the twentieth London Business Day after the earliest to occur of:

       (a) the service of an Intercompany Loan Acceleration Notice or a Note Acceleration Notice in relation to any Intercompany Loan or any Notes, respectively, of any Issuer; or

       (b) the Seller being required to perfect the Mortgages Trustee's legal title to the Mortgages, or procure any or all of the acts referred to in this CLAUSE 6 by an order of a court of competent jurisdiction or by any regulatory authority of which the Seller is a member or any organisation whose members comprise (but are not necessarily limited to) mortgage lenders and with whose instructions it is customary for the Seller to comply; or

       (c) it becoming necessary by law to do any or all of the acts referred to in this CLAUSE 6; or

       (d) the Security Trustee certifying that, in its reasonable opinion, the property, assets and rights of Funding 1 comprised in the security constituted by the Funding 1 Deed of Charge or any material part thereof is/are in jeopardy and that the doing of any or all of the acts referred to in CLAUSES 6.2 to 6.6 inclusive is necessary in order materially to reduce such jeopardy; or

       (e) unless otherwise agreed in writing by the Rating Agencies and the Security Trustee, the termination of the Seller's role as Servicer under the Servicing Agreement; or

       (f) the Seller calling for perfection by serving notice in writing to that effect on the Mortgages Trustee, Funding 1 and the Security Trustee; or

       (g) the date on which the Seller ceases to be assigned a long term unsecured, unsubordinated debt obligation rating from S&P of at least BBB- or from Moody's of at least Baa3 or from Fitch of at least BBB-; or

       (h) the occurrence of an Insolvency Event in relation to the Seller; or

       (i) the latest of the last repayment dates of the Intercompany Loans where any Intercompany Loan has not been discharged in full.

6.2 Completion of the transfer of the English Mortgages in the Portfolio shall be effected by:

       (a) a Registered Transfer, in the case of English Mortgages over Registered Land (in the form set out in SCHEDULE 2); and

       (b) an Unregistered Transfer, in the case of English Mortgages over Unregistered Land (in the form set out in SCHEDULE 3).

6.3 Completion of the transfer of the Scottish Mortgages in the Portfolio shall be effected by:

       (a) the completion and registration in the Land Register of Scotland of an SLR Transfer (in the form set out in SCHEDULE 13), in the case of Scottish Mortgages over Properties title to which is registered in the Land Register of Scotland; and

       (b) the completion and recording in the General Register of Sasines of a Sasine Transfer (in the form set out in SCHEDULE 14), in the case of Scottish Mortgages over Properties title to which is recorded in the General Register of Sasines.

6.4 Completion of the transfer of any other matter comprised in the Portfolio shall be effected by a transfer, conveyance or assignation in such form as the Mortgages Trustee may reasonably require.

6.5 Subject to CLAUSE 7.5, prior to perfection pursuant to CLAUSE 6.1, neither the Mortgages Trustee nor Funding 1 nor the Security Trustee will:

       (a) submit or require the submission of any notice, form, request or application to or pay any fee for the registration of, or the noting of any interest at the Land Charges Department of the Land Registry or at the Land Registry or Registers of Scotland in relation to, the Mortgages Trustee's and/or Funding 1's interests in the Portfolio;

       (b) give or require the giving of any notice to any Borrower of the assignment or assignation of that Borrower's Loan and its Related Security to the Mortgages Trustee or the charge by Funding 1 of Funding 1's interest in that Borrower's Loan and its Related Security to the Security Trustee pursuant to the Funding 1 Deed of Charge; or

       (c) send or require to be sent to any solicitor who has acted on behalf of the Seller in respect of any Mortgage with respect to which the Seller has not received a complete set of the Title Deeds a letter or other communication requiring such solicitor to hold such documents to the order of the Mortgages Trustee or the Security Trustee (as the case may be).

6.6 Within 25 London Business Days following perfection pursuant to CLAUSE 6.1, the Seller will do such of the acts or things referred to in CLAUSES 6.2 to 6.5 as the Security Trustee or the Mortgages Trustee requires the Seller to do.

6.7 The Seller shall indemnify each of the Mortgages Trustee, Funding 1 and the Security Trustee from and against any and all costs, fees and expenses (including, without limitation, legal fees and expenses and any applicable Value Added Tax thereon) which may be incurred by the Mortgages Trustee and/or Funding 1 and/or the Security Trustee by reason of the doing of any act, matter or thing referred to in this CLAUSE 6 and CLAUSE 7.5.

7.     UNDERTAKINGS

7.1 The Mortgages Trustee and Funding 1 undertake to the Seller that they will at all times (or will direct the Servicer at all times to) use reasonable endeavours to administer and enforce (and exercise their powers and rights and perform their obligations under) the Loans comprised in the Portfolio and their Related Security in accordance with the Seller's Policy (for so long as it exists and thereafter in accordance with such policies as would be applied by a Reasonable, Prudent Mortgage Lender in the conduct of its business), provided that if the Seller fails to comply with its obligations to repurchase any Loan and its Related Security pursuant to CLAUSE 8.5 the Mortgages Trustee shall be entitled to waive any Early Repayment

       Fee in respect of such Loan and its Related Security if, in the Mortgages Trustee's reasonable opinion, such waiver is reasonably necessary in order to effect an interest rate change.

7.2 The Seller hereby undertakes to the Mortgages Trustee and Funding 1 that, in the event that any Borrower establishes that it has at any time prior to the Initial Closing Date or, as the case may be, the relevant Sale Date, paid to the Seller any amounts in excess of sums due to the Seller as at the date of payment under the Mortgage Conditions applicable to that Loan, the Seller will reimburse the Borrower for such overpayment together with any interest, cost or other expense associated therewith. The Seller further agrees to hold the Mortgages Trustee and Funding 1 harmless against any such claims and to indemnify the Mortgages Trustee and Funding 1 on an after Tax basis in relation to any costs, expense, loss or other claim which may arise in connection therewith. Any payment made by the Seller to the Mortgages Trustee and Funding 1 in discharge of the foregoing indemnity shall be regarded as a rebate of part of the Purchase Price of the relevant Loan.

7.3 Each of the Seller and the Mortgages Trustee and Funding 1 undertakes to each other and to the Security Trustee that if and to the extent that any determination shall be made by any court or other competent authority or any ombudsman in respect of any Loan and its Related Security that:

       (a) any term which relates to the recovery of interest under the Standard Documentation applicable to that Loan and its Related Security is unfair; or

       (b) the interest payable under any Loan is to be set by reference to HVR 1 or HVR 2 (as applicable) (and not a rate set by the Seller's successors or assigns or those deriving title from them); or

       (c) the variable margin above the Bank of England repo rate under any Tracker Rate Loan must be set by the Seller (rather than by its successors or assigns or those deriving title from them); or

       (d) the interest payable under any Loan is to be set by reference to an interest rate other than that set or purported to be set by either the Servicer or the Mortgages Trustee as a result of the Seller having more than one variable mortgage rate, then, at Funding 1's direction (subject to the prior written consent of the Security Trustee), the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and all other Loans under the relevant Mortgage Account and its Related Security in accordance with CLAUSE 8.5 (but in the case of a determination in respect of (b) above, only if at any time on or after such determination, HVR 1 or HVR 2 (as applicable) shall be below or shall fall below the standard variable rate of interest set by such successors or assigns or those deriving title from them).

7.4 The Seller hereby undertakes to the Mortgages Trustee, Funding 1 and the Security Trustee that:

       (a) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa2 or higher from Moody's and BBB or higher from S&P and BBB or higher from Fitch, the Seller shall deliver to the Mortgages Trustee, Funding 1, the Security Trustee and the Rating Agencies a draft letter of notice to each of the Borrowers of the sale and purchase effected by this Agreement; and

       (b) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa3 or higher from Moody's and BBB- or higher from S&P and BBB- or higher from Fitch, then the Seller shall, within 20 London Business Days of it becoming aware of sucha rating being assigned, give notice of the sale and purchase effectedby this Agreement to each Borrower.

7.5 The Seller undertakes to the Mortgages Trustee, Funding 1 and the Security Trustee that, pending perfection under CLAUSE 6, the Seller:

       (a) shall not do or omit to do any act or thing which might, in the reasonable opinion of the Security Trustee, prejudice the interests of the Mortgages Trustee, Funding 1and/or the Security Trustee in the Portfolio;

       (b) shall promptly notify the Mortgages Trustee, Funding 1 and the Security Trustee in writing if it receives written notice of any litigation or claim calling into question in any material way the Seller's or the Mortgages Trustee's title to any Loan comprised in the Portfolio or its Related Security orif it becomes aware of any material breach of any of the Representations and Warranties or other obligations under this Agreement;

       (c) shall, if reasonably required so to do by the Mortgages Trustee or the Security Trustee, participate or join in any legal proceedings to the extent necessary to protect preserve and enforce the Seller's or the Mortgages Trustee's or Funding 1's or the Security Trustee's title to or interest in any Loanor its Related Security;

       (d) shall use all reasonable endeavours to obtain as soon as reasonably possible:

               (i) the title number to each Property in respect of which a Mortgage is registered at the Land Registry to the extent that such title number does not appear in the Exhibit to this Agreement (or, as the case may be, the relevant New Portfolio Notice); and

               (ii) the title number to each Property in respect of which a Mortgage is registered in theLand Register of Scotland to the extent that such title number does not appearin the Exhibit to this Agreement (or, as the case may be, the relevant New Portfolio Notice); and

       (e) shall make and enforce claims under the Buildings Policies and the Halifax Insurance Policies and hold the proceeds of such claims on trust for the Mortgages Trustee oras the Mortgages Trustee may direct.

7.6 The Seller hereby further undertakes to the Mortgages Trustee and Funding 1 that itis and at all times shall remain solely responsible for funding any Delayed Cashbacks and any Home Cash Reserve Drawings and Flexible Loan Drawings(if any) made by a Borrower and for funding any request for any Further Advance made by a Borrower and, for the avoidance of doubt, neither the Mortgages Trustee nor Funding 1 will be required to advance moneys to the Seller or to a Borrower in order to fund such a Delayed Cashback, HomeCash Reserve

       Drawing, Flexible Loan Drawing (if any), or Further Advance in any circumstances whatsoever.

7.7 The Seller shall grant security powers of attorney to the Mortgages Trustee, Funding 1 and the Security Trustee in the form set out in
       SCHEDULE 5 allowing any ofthe Mortgages Trustee, Funding 1 and the Security Trustee and their delegates from time to time (inter alia) to set the Seller's Variable Base Rate inthe circumstances referred to in CLAUSE 4 of the Servicing Agreement and/or following perfection pursuant to CLAUSE 6.1 PROVIDED THAT nothing in this CLAUSE 7.7 shall prevent the Seller (or any of its attorneys from time to time) from setting a higher Seller's Variable Base Rate than those set or to be set or required or to be required by the Mortgages Trustee, Funding 1 or the Security Trustee.

8.     WARRANTIES AND REPURCHASE BY THE SELLER

8.1    (a)     The Seller hereby makes the Representations and Warranties:

               (i) in respect of each Loan and its Related Security in the Initial Portfolio as at thedate hereof and on the Initial Closing Date; and

               (ii) in relation to each New Loan and its Related Security in a New Portfolio, on the dateof the service of the relevant New Portfolio Notice and on the relevant Sale Date.

       (b) Each statement comprised in the Representations and Warranties shall be construed as aseparate statement and (save as expressly provided to the contrary) shall notbe limited or restricted by reference to or inference from the termsof any other such statement.

       (c)     The Seller acknowledges:

               (i) that the Representations and Warranties are made with a view to inducing the Mortgages Trustee, Funding 1 and the Security Trustee (as the case may be) either to enterinto this Agreement and the other Transaction Documents to whichis a party or to agree to purchase the New Loans and their Related Security comprised in each New Portfolio, and

               (ii) that each of the Mortgages Trustee, Funding 1 and the Security Trustee has entered intothis Agreement and the other Transaction Documents to which it is a party inreliance upon the Representations and Warranties notwithstanding any information in fact possessed or discoverable by the Mortgages Trustee, Funding 1 and/or the Security Trustee or otherwise disclosed to any of them, and

               (iii) that prior to entering into this Agreement and the other Transaction Documents to whiche ach is a party neither the Mortgages Trustee nor Funding 1 nor the Security Trustee has made any enquiries of any matter.

8.2 The Mortgages Trustee's, Funding 1's and the Security Trustee's sole remedy in respectof a breach of any of the Representations and Warranties shall be to take action under this CLAUSE 8 or under CLAUSE 6 of the Mortgages Trust Deed.

8.3 In the event of a material breach of any of the Representations or Warranties in respect of any Loan and/or its Related Security made under CLAUSE 8.1 or if any of those Representations or Warranties proves to be materially untrue as at the Initial Closing Date or, as the case may be, the relevant Sale Date, and provided that:

       (a) the Mortgages Trustee has given the Seller not less than 20 London Business Days' notice in writing (or such shorter period of notice as may be agreed between the Mortgages Trustee and the Seller);

       (b) the Mortgages Trustee has obtained the prior written consent of the Security Trustee; and

       (c) such breach or untruth, where capable of remedy, is not remedied to the reasonable satisfaction of Funding 1 and the Security Trustee within the 20 London Business Days period referred to in
               (a)(or such longer period as Funding 1 and the Security Trustee may direct the Mortgages Trustee in writing),

       then at Funding 1's direction (subject to the prior written consent of the Security Trustee) the Mortgages Trustee shall serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with CLAUSE 8.5.

8.4    (a)     If the Seller accepts an application from, or makes an offer
               (which is accepted) to, a Borrower for a Further Advance or a Home Cash Reserve Advance then (save in the case of any Loan which is then in arrears), at Funding 1's direction (subject to the prior written consent of the Security Trustee), the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related
               Security or any part of it) in accordance with CLAUSE 8.5.

       (b) If the Seller accepts an application from, or makes an offer (which is accepted) to, a Borrower for a Product Switch and (except as provided in paragraph (c) below) on the immediately preceding Distribution Date, the Seller is in breach of the conditions referred to in CLAUSES 4.2(A) to (P) inclusiveas if references therein to NEW LOANS and NEW PORTFOLIO were references to the Loan which would result from the implementation of such Product Switch and as if references to SALE DATE were references to the date when the Seller and relevant Borrower complete such Product Switch then (save in the case of any Loan which is then in arrears) from and including the relevant Distribution Date to but excluding the date when such conditions have been satisfied, at Funding 1's direction(subject to the prior written consent of the Security Trustee), the Mortgages Trustee will serve upon the Seller a notice in the form ofthe Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with CLAUSE 8.5.

       (c) If the Seller accepts an application from, or makes an offer (which is accepted) to, a Borrower for a Product Switch, the effect of which is to extend the final maturity date of the relevant Loan beyond June 2040 then, at Funding 1's direction (subject to the prior written consent of the Security Trustee), the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security in accordance with CLAUSE 8.5 notwithstanding that the conditions referred to in CLAUSES 4.2(A) to 4.2(P) have been satisfied.

       (d) For the avoidance of doubt, the Seller shall not accept an application from nor make an offer (which is accepted) to a Borrower for a Further Advance, a Home Cash Reserve Advance or a Product Switch if the relevant Loan to which such Further Advance, Home Cash Reserve Advance or Product Switch relates is then in arrears subject only to such exceptions as made on a case by case basis as would be acceptable to a Reasonable, Prudent Mortgage Lender.

8.5 Upon receipt of a Loan Repurchase Notice duly signed on behalf of the Mortgages Trustee, the Seller shall sign and return a duplicate copy and shall repurchase from the Mortgages Trustee, and the Mortgages Trustee shall re-assign or re-transfer to the Seller free from the Security Interests created by the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge, the relevant Loan (and any other Loan secured or intended to be secured by that Related Security or any part of it) and their Related Security. Completion of such repurchase shall take place on the Distribution Date after receipt by the Seller of such Loan Repurchase Notice or such other date as the Mortgages Trustee may direct in the Loan Repurchase Notice (provided that the date so specified by the Mortgages Trustee shall not be later than 90 days after receipt by the Seller of such notice) when the Seller shall pay to the Mortgages Trustee GIC Account (or as the Mortgages Trustee shall direct) an amount equal to the aggregate Outstanding Principal Balance of such Loan or Loans and any Related Security and all Arrears of Interest and Accrued Interest relating there to (save for the repurchase of any Loan and its Related Security which is subject to a Further Advance, a Home Cash Reserve Advance or a Product Switch pursuant to CLAUSE 8.4 in which case the Seller shall pay to the Mortgages Trustee GIC Account (or as the Mortgages Trustee shall direct) an amount equal to the aggregate Outstanding Principal Balance of such Loan and its Related Security and Accrued Interest relating thereto only) as at the dateof such repurchase and the provisions of CLAUSE 8.6 shall apply.

8.6 On the date of completion of any repurchase of a Loan and its Related Security in accordance with CLAUSE 8.5 above, the Security Trustee, the Mortgages Trustee and Funding 1 shall at the cost of the Seller execute and deliver, or cause their respective duly authorised attorneys to execute and deliver, to the Seller:

       (a) a memorandum of release of such Loan and its Related Security from the security constituted by the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge substantially in the form set out in SCHEDULE 16;

       (b) in relation to the English Mortgages, if perfection of the assignment to the Mortgages Trustee has occurred in accordance with CLAUSE 6:

               (i) if the relevant English Mortgage is over Registered Land, a transfer of such Mortgage to the Seller in the form of the Registered Transfer; or

               (ii) if the relevant English Mortgage is over Unregistered Land, a transfer of such English Mortgage to the Seller in the form of the Unregistered Transfer;

       (c) in relation to the Scottish Mortgages, if perfection of the assignation to the Mortgages Trustee has occurred in accordance with CLAUSE 6:

               (i) if the relevant Scottish Mortgage is over a Property title to which is registered in the Land Register of Scotland, a transfer by the Mortgages Trustee in favour of the Seller in a form substantially similar to an SLR Transfer; and

               (ii) if the relevant Scottish Mortgage is over a Property title to which is recorded in the General Register of Sasines, a transfer by the Mortgages Trustee in favour of the Seller in a form substantially similar to a Sasine Transfer;

       (d) a re-assignment or retrocession (as appropriate) of the rights of the Mortgages Trustee in respect of the relevant Related Security and a notice of such re-assignmentor retrocession (as appropriate) each in a form reasonably acceptable to the Seller (which shall, in the case of the re-assignment of the MIG Policies and notice of such re-assignment, be substantially in the form set out in SCHEDULE 17 and SCHEDULE 18 hereto respectively and in the case the re-assignment of rights against third parties, be substantially in the form set out in SCHEDULE
               19); and

       (e) a notification to the Servicer that all further sums due in respect of such repurchased Loan are for the Seller's account.

       Upon such completion the Seller shall cease to be under any further obligation to hold any Title Deeds or other documents relating to such Loan or Loans and its/their Related Security to the order of the Mortgages Trustee and if the Mortgages Trustee holds the Title Deeds it will return them to the Seller. Any repurchase by the Seller of or in respect of a Loan or Loans and its or their Related Security shall constitute a discharge and release of the Seller from any claims which the Mortgages Trustee and/or Funding 1 or the Security Trustee may have against the Seller arising from the relevant Representation or Warranty in relation to that Loan or Loans and its or their Related Security only but shall not affect any rights arising from a breach of any other express provision of this Agreement or any Representation or Warranty in relation to any other Loan and other Related Security.

8.7 After the Seller becomes aware of any event and/or fact which may reasonably give rise to an obligation under any clause of this Agreement to repurchase any Loan it shall notify the Mortgages Trustee, Funding 1 and the Security Trustee in writing thereof as soon as reasonably practicable.

8.8 The terms of this Clause 8 shall not prejudice the rights of the Mortgages Trustee or the Beneficiaries under the Mortgages Trust Deed.

8.9 The parties to this Agreement may, with the prior written consent of the Security Trustee, waive or amend the Representations and Warranties. In determining whether to give its consent to the proposed waiver or amendments to the Representations and Warranties, the Security Trustee shall exercise its discretion in accordance with the terms of CLAUSE
       25.8 of the Funding 1 Deed of Charge.

9.     OTHER WARRANTIES

       On the date of this Agreement, the Closing Date, and each Sale Date, the Seller represents and warrants to each of the Mortgages Trustee, Funding 1 and the Security Trustee that:

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

       (a) the Seller has not acquired or owned or possessed any rights in any Issuer, the Mortgages Trustee or Funding 1 such that it would CONTROL such Issuer within the meaning of Section 416 ICTA 1988; and

       (b) there is not any CONNECTION (within the meaning of Section 87 Finance Act 1996) between any Issuer and any Borrower.

10.    FURTHER ASSURANCE

       The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Agreement (but subject always to CLAUSE 6).

11.    CONSEQUENCES OF BREACH

       Without prejudice to CLAUSES 7 and 8, Funding 1, the Mortgages Trustee and the Security Trustee severally acknowledge to and agree with the Seller, and the Security Trustee acknowledges to and agrees with Funding 1 and the Mortgages Trustee, that the Seller shall have no liability or responsibility (whether, in either case, contractual, tortious or delictual, express or implied) for any loss or damage for or in respect of any breach of, or any act or omission in respect of, any of its obligations hereunder other than loss or damage directly (and not indirectly or consequentially) suffered by the Mortgages Trustee and/or Funding 1 or the assets comprised in the Funding 1 Security constituted by the Funding 1 Deed of Charge by reason of such breach, act or omission. For this purpose (and without limiting the scope of the above exclusion in respect of indirect or consequential loss or damage) any loss or damage suffered by the Mortgages Trustee and/or Funding 1 or such assets as a result of the breach, act or omission in question also having been or given rise to an Event of Default or enforcement of the Funding 1 Security contributed by the Funding 1 Deed of Charge shall be treated as indirect or consequential loss or damage PROVIDED THAT this sentence shall not apply to any direct or non-consequential loss or damage arising from any such breach, act or omission.

12.    SUBORDINATION

       The Seller agrees with Funding 1, the Mortgages Trustee and the Security Trustee that on the enforcement of any Mortgage any sums owed to the Seller by a Borrower and which are secured under such Mortgage and the rights and remedies of the Seller in respect of the sums owed to the Seller shall at all times be subject and subordinated to any sums owed to the Mortgages Trustee by the Borrower and which are secured under such Mortgage and to the rights and remedies of the Mortgages Trustee in respect of such sums owed to the Mortgages Trustee by the Borrower.

13.    NON-MERGER

       Any term of this Agreement to which effect is not given on the Initial Closing Date or on any Sale Date (including in particular, but without limitation, the liability of the Seller under the Representations and Warranties and the indemnity in CLAUSE 6.7 and the provisions of CLAUSE
       4) shall not merge and shall remain in full force and effect notwithstanding the sale and purchases contemplated by this Agreement.

14.    NO AGENCY OR PARTNERSHIP

       It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership between the parties and that in fulfilling its obligations hereunder, each party shall be acting entirely for its own account.

15.    PAYMENTS

       Except as otherwise specifically provided, all payments to be made pursuant to this Agreement shall be made in sterling in immediately available funds without exercising or seeking to exercise any right of set-off as may otherwise exist and shall be deemed to be made when they are received by the payee and shall be accounted for accordingly unless failure to receive any payment is due to an error by the payee's bank.

16.    WAIVER AND VARIATION

16.1 Exercise or failure to exercise any right under this Agreement shall not, unless otherwise herein provided, constitute a waiver of that or any other right.

16.2 Subject to CLAUSE 25 of the Funding 1 Deed of Change any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

17.    NOTICES

       Any notices to be given pursuant to this Agreement to any of the parties hereto shall be in writing and shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Seller: to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG(LP/3/3/SEC) (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574
               8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

       (b) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44
               (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

       (c) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St Helier, Jersey JE1 0BD, (facsimile number +44 (0) 1534 726391) forthe attention of the Secretary with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)207574
               8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

       (d) in the case of the Security Trustee: to The Bank of New York, One Canada Square, London E14 5AL (facsimile number + 44 (0)20 7964 6061/6399) for the attention of Global Structural Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 17.

18.    ASSIGNMENT

18.1 Subject always to the provisions of CLAUSE 19, no party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which shall not, if requested, be unreasonably with held) save that Funding 1 shall be entitled to assign whether by way of security or otherwise all or any of its rights under this Agreement without such consent to the Security Trustee pursuant to the Funding 1 Deed of Charge and the Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement without such consent to any successor Security Trustee in exercise of its rights under the Funding 1 Deed of Charge.

18.2 The Seller acknowledges that on the assignment pursuant to the Funding 1 Deed of Charge by Funding 1 to the Security Trustee of Funding 1's rights under this Agreement the Security Trustee may enforce such rights in the Security Trustee's own name without joining Funding 1 in any such action (which right the Seller hereby waives) and the Seller hereby waives as against the Security Trustee any rights or equities in its favour arising from any course of dealing between the Seller and Funding 1.

19.    CHANGE OF SECURITY TRUSTEE

19.1 If there is any change in the identity of the Security Trustee in accordance with the Funding 1 Deed of Charge, the Seller, the Mortgages Trustee and Funding 1 shall execute such documents and take such action as the successor Security Trustee and the outgoing Security Trustee may reasonably require for the purpose of vesting in the successor Security Trustee the rights and obligations of the outgoing Security Trustee hereunder and releasing the outgoing Security Trustee from its future obligations under this Agreement and the Seller shall give notice thereof to the Rating Agencies.

19.2 It is hereby acknowledged and agreed that by its execution of this Agreement the Security Trustee shall not assume or have any of the obligations or liabilities of the Seller or Funding 1 or the Mortgages Trustee hereunder.

20.    NOT USED

21.    THIRD PARTY RIGHTS

       A person who is not a party to this agreement may not enforce any of its terms under the Contracts(Rights of Third Parties) Act 1999.

22.    GOVERNING LAW

22.1 This Agreement shall be governed by the laws of England (provided that any terms of this Agreement which are particular to Scots law shall be construed in accordance with the laws of Scotland).

22.2 Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited of 35 Great St. Helens London EC3A 6AP as its agent for service of process.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

SIGNED by                              )
as attorney for                        )
HALIFAX PLC in the presence of         )     _____________________________

Witness's Signature:___________________

Name:          ________________________

Address:       ________________________

SIGNED by                              )
for and on behalf of                   )
PERMANENT FUNDING (NO. 1) LIMITED      )     _____________________________

SIGNED by                              )
for and on behalf of                   )
PERMANENT MORTGAGES                    )
TRUSTEE LIMITED                        )     _____________________________

SIGNED by                              )
for and on behalf of                   )
THE BANK OF NEW YORK                   )     _____________________________

                                  SCHEDULE 1

                        REPRESENTATIONS AND WARRANTIES

1.     LOANS

1.1 The particulars of the Loans set out in the Exhibit (or, as the case may be, the relevant New Portfolio Notice and in each Scottish Declaration of Trust) are true, complete and accurate in all material respects.

1.2 Each Loan was originated by the Seller and was originated and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency for the time being of the United Kingdom).

1.3 Each Loan in the Portfolio as at the Eighth Issuer Closing Date was made not earlier than 1st February, 1996 and not later than 28th February, 2005.

1.4    Each Loan matures for repayment not later than June 2040.

1.5    No Loan has an Outstanding Principal Balance of more than
       (pound)500,000.

1.6 The Lending Criteria are the lending criteria applicable to the Loans and their Related Security.

1.7    Prior to the making of each Initial Advance and Further Advance:

       (a) the Lending Criteria and all preconditions to the making of any Loan were satisfied in all material respects subject only to such exceptions as made on a case by case basis as would be acceptable to a Reasonable, Prudent Mortgage Lender; and

       (b) the requirements of the relevant MIG Policy were met, so far as applicable to that Loan.

1.8    (a)     Each Loan was made and its Related Security taken or received substantially on the terms of the Standard Documentation without any material variation thereto and nothing has been done subsequently to add to, lessen, modify or otherwise vary the express provisions of any of the same in any material respect.

       (b) The brochures, application forms, offers, offer conditions and marketing material distributed by the Seller to the Borrower when offering a Loan to a Borrower:

               (i) do not conflict in any material respect with the terms applicable to the relevant Loan and its Related Security at the time that the Loan was entered into;

               (ii) do not conflict with and would not prohibit or otherwise limit the terms of, the Transaction Documents or the matters contemplated thereby, including for the avoidance of doubt and without limitation:

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

                       (A) the assignment or assignation (as appropriate) of the Loans and their Related Security to the Mortgages Trustee or the placing of the Loans and their Related Security into trust;

                       (B) the administration of the Loans and their Related Security by the Servicer or a delegate or sub-contractor of the Servicer or (for as long as the Seller and the Servicer are the same legal entity) the appointment of a new Servicer following the occurrence of an Insolvency Event in relation to the Seller; and

                       (C) so far as the Seller is aware to the best of its knowledge, information and belief, the ability of the Mortgages Trustee or the Security Trustee to set the variable rate payable under any Variable Rate Loan independently of (and without regard to the level of) the Seller's standard variable rate of interest or if the Seller has more than one standard variable rate of interest, the relevant Seller's standard variable rate of interest, subject to any applicable cap on that variable rate which is notitself linked to any rate set by the Seller and to set the variable margin above the Bank of England repo rate under any Tracker Rate Loan independently of (and without regard to the level of) any differential set by the Seller, subject to any applicable cap on that variable margin above the Bank of England repo rate which is not itself linked to any margin set by the Seller.

       (c) There is no restriction on the Seller's successors and assigns and assignees to the legal title of the Loans (including, without limitation, the Mortgages Trustee if and when legal title to the Loans is transferred to it) right:

               (i) to set the variable rate payable under any Variable Rate Loan independently of (and without regard to the level of) the Seller's standard variable rate of interest or if the Seller has more than one standard variable rate of interest, the relevant Seller's standard variable rate of interest, subject to any applicable cap on that variable rate which is not itself linked to any rate set by the Seller(subject to complying with the obligations under the Standard Documents as to changes in interest rates generally and so that in particular the successors will not be able to change the interest rate following a transfer of legal title unless the reasons for changing the interest rate set out in the Standard Documents apply) and provided that in relation to Loans which are subject to HVR 2, the differential between that rate and the Loans which are subject to HVR 1 is maintained; and

               (ii) to set the variable margin above the Bank of England repo rate under any Tracker Rate Loan independently of (and without regard to the level of) any differential set by the Seller, subject to any applicable cap on that variable margin above the Bank of England repo rate which is not itself linked to any margin set by the Seller (subject to complying with the obligations under the Standard Documents as to changes in margins generally and so that in particular the successors will not be able to change the margin following a transfer of legal title unless the reasons for changing the margin set out in the Standard Documents apply).

1.9 The Seller is under no obligation to make Further Advances (other than Flexible Loan Drawings (if any), Delayed Cashbacks and Home Cash Reserve Drawings) or to release retentions or to pay fees or other sums relating to any Loan or its Related Security to any Borrower.

1.10 Each Borrower has made at least two Monthly Payments in respect of each Loan.

1.11 Other than with respect to monthly interest payments or as provided in paragraph 1.12 below, no Borrower is or has, since the date of the relevant Mortgage, been in material breach of any obligation owed in respect of the relevant Loan or under the Related Security and accordingly no steps have been taken by the Seller to enforce any Related Security.

1.12 The total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as such interest payment or principal repayment, on any Loan is not on the Initial Closing Date or the relevant Sale Date (as applicable), nor has been during the 12 months immediately preceding the Initial Closing Date or the relevant Sale Date (as applicable) more than the amount of the Monthly Payment then due.

1.13 No Loan is guaranteed by a third party save where the guarantee constitutes legal, valid and binding obligations of the guarantor enforceable in accordance with their terms.

1.14 Each Flexible Loan was originated not earlier than 1st November, 2004 and was made under the 2004 Mortgage Conditions (2nd Edition).

1.15 Interest on each Loan is charged in accordance with the Standard Documentation.

1.16   Interest on each Loan is payable monthly in arrear.

1.17 Each Loan and its Related Security is valid, binding and enforceable in accordance with its terms and is non-cancellable:

       (i) save in relation to any term in any Loan or in its Related Security, in each case which is not binding by virtue of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999; and

       (ii) save in relation to any amount advanced under a Flexible Loan, any Delayed Cashback, any Home Cash Reserve Drawing and any other Further Advance, in each case which is not enforceable by virtue of the Consumer Credit Act 1974.

       To the best of the Seller's knowledge, none of the terms in any Loan or in its Related Security is not binding by virtue of its either (i) being unfair within the meaning of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999 or (ii) not being compliant with the terms of the Consumer Credit Act 1974. In this Warranty 1.17, reference to any legislation shall be construed as a reference to that legislation as amended, extended or re-enacted from time to time.

1.18 All of the Borrowers are individuals and were aged 18 years or older at the date he or she executed the relevant Mortgage.

1.19   Not used.

1.20   Each loan in the relevant Portfolio is either:

       (a)     a Variable Rate Loan, Tracker Rate Loan or Fixed Rate Loan; or

       (b) a New Loan Type which each of the Rating Agencies has confirmed in writing may be included in the relevant New Portfolio.

2.     MORTGAGES

2.1 The whole of the Outstanding Principal Balance on each Loan and any Arrears of Interest and all Accrued Interest is secured by a Mortgage.

2.2 Each Mortgage is in the form of the pro forma contained in the Standard Documentation which was applicable at the time the Mortgage was executed.

2.3 Each Mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in the case of Scottish Mortgages) first ranking standard security over the relevant Property subject only in certain appropriate cases to applications for registration or recording at the Land Registry or Registers of Scotland which where requisite have been made and are pending and in relation to such cases the Seller is not aware of any caution, notice, inhibition or any other matter that would prevent such registration or recording.

2.4 Each Mortgage has first priority for the whole of the Outstanding Principal Balance on the Loan and all Arrears of Interest and Accrued Interest there on and all future interest, fees, costs and expenses payable under or in respect of such Mortgage.

2.5 The Seller has and will maintain, all consents, authorisations, approvals, licences and orders, including without limitation all authorisations under the FSM Arequirements to originate, advise upon and administer the Loans and Mortgages.

2.6 The Seller has complied and will comply, in all material respects, with all applicable laws and regulations, including without limitation the FSA's rules in MCOB, in respect of its advisory activities relating to, and the origination and administration of the Loans and Mortgages.

2.7 Each Mortgage in respect of a RTB Loan was made to a Borrower for the purposes of exercising the right-to-buy or for another approved purpose (save where a Deed of Postponement has been entered into by the relevant landlord) and has (or the Seller has the evidence necessary to ensure that the relevant Mortgage will have) priority over any statutory charge or standard security granted in favour of the relevant landlord save in cases where the Mortgage is originated at a time where there is no more than one year remaining of the RTB Disposal Period or where adequate insurance is in place.

2.8 The Seller has complied and will comply, in all material respects, with all applicable laws and regulations including, without limitation, the ICOB with regard to any insurance related activities in respect of the Properties.

2.9 Each intermediary who has introduced a Loan to the Seller was, at the time of the relevant introduction and insofar as required, registered with the Mortgage Code Register of Intermediaries, the Mortgage Code Compliance Board or, if the Loan was originated after 31st October 2004, authorised by the FSA.

3.     THE PROPERTIES

3.1    All of the Properties are in England, Wales or Scotland.

3.2 Each Property constitutes a separate dwelling unit (subject to limited case by case exceptions) and is either freehold, leasehold or (in Scotland) heritable or held under a long lease.

3.3 Save for children of Borrowers and children of someone living with the Borrower, every person who, at the date upon which any English Mortgage was granted, had attained the age of eighteen and was in or about to be in actual occupation of the relevant Property, is either named as a Borrower or has signed a Deed of Consent in the form of the pro forma contained in the Standard Documentation which was applicable at the time the Mortgage was executed.

3.4 At the date upon which any Scottish Mortgage was granted all necessary MHA Documentation had been obtained so as to ensure that neither that Scottish Mortgage nor the related Property is subject to or affected by any statutory right of occupancy under the Matrimonial Homes (Family Protection) (Scotland) Act1981.

3.5    No Property has been let otherwise than by way of:

       (a)     an assured shorthold tenancy which meets the requirements of
               Section 19A or Section 20 of the Housing Act 1988; or

       (b) a short assured tenancy which meets the requirements of section 32 of the Housing (Scotland) Act 1988; or

       (c)     an assured tenancy;

       in each case which meets the Seller's Policy in connection with lettings to non-owners.

3.6 No Property is the subject of a shared ownership lease arrangement or staircase purchasing arrangement.

4.     VALUERS' AND SOLICITORS' REPORTS

4.1 Not more than twelve months (or a longer period (including in the case of an inter-group remortgage) as may be acceptable to a Reasonable, Prudent Mortgage Lender) prior to the grant of each Mortgage (or such longer period (including in the case of an inter-group remortgage) as may be acceptable to a Reasonable, Prudent Mortgage Lender) the Seller received a Valuation Report from a Valuer on the relevant Property (or such other form of report concerning the valuation of the relevant Property as would be acceptable to a Reasonable, Prudent Mortgage Lender), the contents of which were such as would be acceptable to a Reasonable, Prudent Mortgage Lender.

4.2 The principal amount of the Initial Advance (including any retention(s) subsequently advanced to the Borrower but disregarding Capitalised Expenses) is either:

       (a) not more than 75 per cent. of the lower of the purchase price and the appraised value of the Property as stated in the Valuation Report referred to above in paragraph 4.1 (the APPRAISED VALUE) (or, in case of a remortgage, of the appraised value) of the Property; or

       (b) greater than 75 per cent. (but not more than 97 per cent.) of the lower of the purchase price and the appraised value (or, in the case of a remortgage, of the appraised value), in which case for those Loans originated prior to 1st January, 2001 only that part of the Initial Advance which exceeds 75per cent. of the lower of the purchase price and the appraised value(or, in the case of a remortgage, of the appraised value) is covered under the terms of a MIG Policy.

4.3    Prior to the taking of each Mortgage (other than a remortgage), the
       Seller:

       (a) instructed the Seller's solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to carry out an investigation of title to the relevant Property and to undertake such other searches, investigation, enquiries and other actionson behalf of the Seller as are set out in the instructions which the Seller issued to the relevant solicitor as are set out in:

               (i) the CML's Lenders' Handbook for England and Wales in relation to English Mortgages;

               (ii) the Seller's Mortgage Practice Notes in relation to Scottish Mortgages taken before the CML's Lenders' Handbook for Scotland was adopted in 2000; or

               (iii) the CML's Lenders' Handbook for Scotland in relation to Scottish Mortgages taken after the CML's Lenders' Handbook for Scotland was adopted in 2000,

               (or such comparable, predecessor or successor instructions and/or guidelines as may for the time being be in place), subject only to such variations made on a case by case basis as would have been acceptable to a Reasonable, Prudent Mortgage Lender at the relevant time; or

       (b) received a Certificate of Title from the solicitor or licensed conveyancer or (in Scotland) qualified conveyancer referred to in paragraph (a) relating to such Property the contents of which were such as would have been acceptable to a Reasonable, Prudent Mortgage Lender at that time.

4.4 The benefit of all Valuation Reports, any other valuation report referred to in paragraph 4.1 and Certificates of Title which were provided to the Seller not more than two years prior to the date of this Agreement can be validly assigned to the Mortgages Trustee without obtaining the consent of the relevant Valuer, solicitor or licensed conveyancer or (in Scotland) qualified conveyancer.

5.     BUILDINGS INSURANCE

5.1    Each Property is insured under:

       (a) a buildings insurance policy arranged by the Borrower in accordance with the relevant Mortgage Conditions or in accordance with the Alternative Insurance Recommendations; or

       (b)     the Halifax Policies; or

       (c)     a Seller-introduced building insurance policy; or

       (d)     a buildings insurance policy arranged by the relevant landlord;
               or

       (e)     the Properties in Possession Cover.

5.2 No act, event or circumstance has occurred which would adversely affect the Properties in Possession Cover or entitle the insurers to refuse to make payment thereunder or to reduce the amount payable in respect of any claim thereunder.

5.3 All claims under the Properties in Possession Cover have been paid in full within a reasonable time of the date of submission of the claim and, save in respect of minor claims, there are no claims outstanding.

5.4 The Seller has maintained and will maintain all consents, authorisations, approvals, licences and orders, including without limitation all authorisations under the FSMA, to carry on any insurance related activities in respect of the Properties.

6.     MIG POLICIES

6.1 Where applicable, the MIG Policies are in full force and effect in relation to the Initial Portfolio or, as the case may be, each New Portfolio and all premiums thereon have been paid.

6.2 The benefit of the Halifax Mortgage Re Limited MIG Policies can be and will have been, with effect from the Initial Closing Date or the relevant Sale Date, as applicable, validly assigned to the Mortgages Trustee and charged to the Security Trustee, insofar as they relate to the Initial Portfolio or, as the case may be, each New Portfolio in each case in the manner and to the extent contemplated by the Transaction Documents.

6.3 To the best of the knowledge of the Seller no act, event or circumstance has occurred which would adversely affect the MIG Policies or entitle the insurers to refuse to make payment thereunder or to reduce the amount payable in respect ofany claim thereunder insofar as they relate to the Initial Portfolio or, as the case may be, each New Portfolio.

6.4 All valid claims under the MIG Policies have been paid in full within a reasonable time of the date of submission of the claim.

7.     THE SELLER'S TITLE

7.1 The Seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold and/or assigned by the Seller to the Mortgages Trustee pursuant to this Agreement free and clear of all mortgages, charges, liens, Encumbrances, claims and equities (including, without limitation, rights of set-off or counterclaim and unregistered or overriding interests which fall within any of the paragraphs of schedules 1 or 3 to the Land Registration Act 2002 (as such schedules have effect in accordance with section 90(5) and Schedule 12 of the Land Registration Act 2002) or Section 28(1) of the Land Registration (Scotland) Act 1979 and the Seller is not in breach of any covenant implied by reason of its selling the Portfolio with full title guarantee or absolute warrandice (or which would be implied if the Registered Transfers, Unregistered Transfers or Scottish Transfers, as applicable, were completed).

7.2 All steps necessary to perfect the Seller's title to the Loans and the Related Security were duly taken at the appropriate time or are in the process of being taken, in each case (where relevant) within any applicable priority periods or time limits for registration with all due diligence and without undue delay.

7.3 Save for Title Deeds held at the Land Registry or Registers of Scotland, the Title Deeds and the Customer Files relating to each of the Loans and their Related Security are held by, or are under the control of:

       (a)     the Seller; or

       (b) the Seller's solicitors or licensed conveyancers or (in Scotland) qualified conveyancers to the order of the Seller,

       and the Title Deeds held at the Land Registry have been sent to it with a request that any such Title Deeds will be returned to the Seller or its solicitors on its behalf.

7.4 Neither the entry by the Seller into this Agreement nor any transfer, assignment, assignatio nor creation of trust contemplated by this Agreement affects or will adversely affect any of the Loans and their Related Security (including, without limitation, the Insurance Policies) and the Seller may freely assign and create a trust or trusts in respect of all its rights, title, interests and benefits therein as contemplated in this Agreement without breaching any term or condition applying to any of them.

7.5 The Seller has not knowingly waived or acquiesced in any breach of any of its rights in respect of a Loan or its Related Security, other than waivers and acquiescence such as a Reasonable, Prudent Mortgage Lender might make on a case by case basis.

8.     GENERAL

8.1 The Seller has, since the making of each Loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such Loan.

8.2 Neither the Seller nor as far as the Seller is aware any of its agents has received written notice of any litigation, claim, dispute or complaint (in each case, subsisting, threatened or pending) in respect of any Borrower, Property, Loan, Related Security, Halifax Policy, MIG Policy or Properties in Possession Cover which (if adversely determined) might have a material adverse effect on the Trust Property or any part of it.

8.3 The Seller has received from each Borrower a variable direct debit instruction in favour of the Seller signed by the relevant Borrower and addressed to its bank, variable as to the amount payable by such Borrower by unilateral notice given from time to time by the Seller to such Borrower's bank without further instruction or consent from such Borrower or such other method of payment as may be acceptable to a Reasonable, Prudent Mortgage Lender.

8.4 There are no authorisations, approvals, licences, orders, notifications or consents required as appropriate for the Seller to enter into or to perform the obligations under this Agreement or to render this Agreement legal, valid, binding, enforceable and admissible in evidence.

8.5 The Insurance Acknowledgements are valid, binding and enforceable against the relevant insurer by the Mortgages Trustee and the Security Trustee.

                                  SCHEDULE 2

                              REGISTERED TRANSFER

IN THE FORM OF THE LAND REGISTRY FORM TR4 AS SHOWN OVERLEAF WITH SUCH AMENDMENTS AS THE MORTGAGES TRUSTEE MAY REASONABLY REQUIRE TO GIVE EFFECT TO THIS AGREEMENTOR IN SUCH OTHER FORM AS THE MORTGAGES TRUSTEE MAY REASONABLY REQUIRE TO TAKE ACCOUNT OF CHANGES IN LAW OR PRACTICE.

                                  SCHEDULE 3

                             UNREGISTERED TRANSFER

THIS DEED OF TRANSFER OF MORTGAGES is made the        day of

BY:

(1) HALIFAX PLC whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (hereinafter called the TRANSFEROR) of the one part; and

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED whose registered office is 47 Esplanade, St Helier, Jersey JE1 0BD (hereinafter called the TRANSFEREE) of the other part.

WHEREAS:

(A) By the charges by way of legal mortgage (the MORTGAGES) brief particulars of which areset out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the monies therein mentioned.

(B) By a mortgage sale agreement (as amended and/or restated from time to time) made between, inter alia, the Transferor and the Transferee on 14th June, 2002 (as the same may be or have been amended, varied or supplemented from time to time with the consent of the parties hereto, the MORTGAGE SALE AGREEMENT), the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest, benefit and obligation (both present and future) of the Transferor in and under those Mortgages and all other mortgages in favour of the Transferor over such properties which do not relate to registered land for the consideration mentioned in the said Mortgage Sale Agreement.

NOW THIS DEED WITNESSETH as follows:

1. In consideration for the sums payable and other consideration indicated under the Mortgage Sale Agreement (receipt of which is hereby acknowledged), the Transferor hereby transfers unto the Transferee with full title guarantee all rights, title, interests, benefits and obligations (both present and future) of the mortgagee in and under the Mortgages including for the avoidance of doubt:

       (a) the right to demand, sue for, recover, receive and give receipts for all principal moneys payable or to become payable under the relevant Mortgages or the unpaid part thereof and the interest due or to become due thereon;

       (b) the benefit of all securities for such principal moneys and interest, the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and the benefit of and the right to sue on all covenants with, or vested in, the mortgagee in relation to each Mortgage and the rights to exercise all powers of the mortgagee in relation to each Mortgage;

       (c) all the estate and interest in the relevant mortgaged properties vested in the mortgagee subject to redemption or cesser; and

       (d) all causes of action of the mortgagee against any person in connection with any report, valuation, opinion, certificate, consent to mortgage or other statement offact or opinion given in connection with any Mortgage or affecting the decision to make the relevant advance.

2. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                )
HALIFAX PLC                          )
acting by its attorney in            )
the presence of:                     )      ____________________________

Witness's Signature:    ____________________________

Name:                   ____________________________

Address:                ____________________________

                                    ANNEX 1

Account No.      Property address      Date of Mortgage      Borrower

                                  SCHEDULE 4

                               LENDING CRITERIA

LENDING CRITERIA

The Loans in the Initial Portfolio or, as the case may be, the relevant New Portfolio were originated according to the Seller's lending policy at the applicable time theLoan was offered. At the Eighth Issuer Closing Date the Seller's lending policy included the criteria set out below. However, the Seller retains the right to revise its lending policy from time to time, and so the criteria applicable to New Loans may not be the same as those set out below.

1.     Types of Property

       Properties may be either freehold, leasehold or (in Scotland) heritable or held under a longlease. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the Loan. The property must be used solely for residential purposes (with extremely limited case by case exceptions) and must be in sound structural condition and repair or be capable of being put into such state. House boats, mobile homes and any property on which buildings insurance cannot be arranged are not acceptable. All persons who are to be legal owners of the Property on completion of the relevant Mortgage must be Borrowers.

       Mortgage applications may be accepted by the Seller on properties in:

       (a)     England (including the Isle of Wight and Scilly Isles);

       (b)     Wales (including Anglesey);

       (c)     Northern Ireland; and

       (d)     Scotland.

       All properties have been valued by a valuer approved by the Seller or, where appropriate, according to a methodology which would meet the standards of a Reasonable, Prudent Mortgage Lender and which has been approved by the Seller.

2.     Term of Loan

       There is no minimum term on home purchase Loans and the maximum term is 40 years for all loans. A repayment period for a new Further Advance that would extend beyond the term of the original advance may also be accepted at the Seller's discretion, subject to the following:

       (a) the consent of any subsequent lender or guarantor to the Further Advance;

       (b) the Seller may in its discretion extend the period of the original advance, provided that, in all leasehold cases, not less than 30 years of the lease must be left unexpired at the end of the term of the Mortgage; and

       (c) the approval of the valuer where the valuer has previously recommended a term which is shorter than the maximum Loan terms referred to above.

       If a Borrower requests to increase the term of the existing Loan, the maximum term for a repayment Loan is 25 years from the date from which the extended term is granted. However, the total term from the start date of the account must not exceed 40 years.

       If a Borrower or guarantor is already retired or a mortgage term is requested that will take the Borrower/guarantor's term beyond the anticipated retirement age, specific procedures must be followed by the Seller.

3.     Age of Applicant

       All Borrowers must be aged 18 or over. There is no maximum age limit. However, if the term of the Mortgage extends into retirement, the Seller will attempt to ascertain the Borrower's anticipated income in retirement. If the Seller determines the Borrower will not be able to afford the Mortgage into retirement, the application will be declined. If the Borrower is already retired, the Seller will consider the Borrower's ability to support the Loan.

4.     Loan to Value (or LTV) Ratio

       The maximum original LTV ratio of Loans in the Initial Portfolio is 97 per cent. At the dateof this Agreement, for Properties of (pound)150,000 or less, the Seller may lendup to 97 per cent. of the improved valuation of the Property (the original valuation plus the increase in value deriving from any improvements).For Properties in excess of (pound)150,000, the permissible LTV ratio decreases as the Loan amount increases. The Seller will not provide Loans in excess of 100 per cent. of the sum of the purchase price and the increase in value deriving from any improvements.

       In the case of a Property that is being purchased, value is determined by the lower of the valuation and the purchase price. In the case of a remortgage or Further Advance, value is determined on the basis of a valuation only.

5.     Mortgage Indemnity Guarantee Policies/High LTV Fees

       Borrowers are currently required to pay high LTV fees to the Seller for each Mortgage account where the aggregate of the outstanding principal balance of the relevant Loan(s) at origination (excluding any capitalised high LTV fees and/or booking fees and/or valuation fees) exceeds certain specified percentages.

       If the LTV ratio exceeds 90 per cent., the Borrower pays high LTV fees based on the difference between the actual LTV ratio and a 75 per cent. LTV ratio.

       Prior to 1st January, 2001, the Seller required cover under mortgage indemnity guarantee, or MIG, policies for Mortgages where the LTV ratio exceeded 75 per cent., though during 1999 and 2000 the Seller paid the premium for the MIG cover if the LTV ratio was between 75 per cent. and 90 per cent. Since 1st January, 2001, the Seller has not required cover under MIG policies for any Loans.

6.     Status of Applicant(s)

       The maximum amount of the aggregate Loan(s) under a mortgage account is determined by the application of an affordability model. This model delivers an individualised result that reflects the applicants net income, existing credit commitments and burden of family expenditure. The model also calculates the full debt servicing cost at a stressed rate of interest before comparing this cost to the net disposable income that the applicant has available. The credit score also influences the decision of how much to lend using the principle that high credit scores infer a proven ability to manage financial affairs. The Seller maintains rules on the amount of variable income (overtime, bonus, commission) that it will allow into the model and as a general rule will allow no more than 60% of these items. Benefit payments are allowed (including tax credits) as these quite often compensate for the taxation and National Insurance deductions that would normally cause lower levels of income to fall below the minimum wage levels. This model returns "answers" of zero up to amounts that would equate to over five times income. Regardless, the Seller maintains a policy rule that it will not lend more than an amount equal to five times income.

       In cases where a single Borrower is attempting to have the Seller take a secondary income into account, the Seller will consider the sustainability of the Borrower'swork hours, the similarity of the jobs and/or skills, the commuting time and distance between the jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The Seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, both incomes will be used as part of the normal income calculation.

       When there are two applicants, the Seller adds joint incomes together for the purpose of deciding which income band to use. The Seller may, at its discretion, consider the income of additional applicants as well but only a maximum rate of one times that income.

       Positive proof of the borrowers identity and address must be established. In exceptional circumstances this requirement can be waived (provided money laundering regulations are complied with), but the reasons for doing so must be fully documented.

       The Seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the Loan(s). Accordingly, these parameters may vary for some Loans. The Seller may take the following into account when exercising discretion: credit score result,existing customer relationship, percentage of LTV, stability of employment and career progression, availability of living allowances and/or mortgage subsidy from the employer, employer's standing, regularity of overtime, bonus or commission (up to a maximum of 60 per cent. of the income), credit commitments, quality of security (such as type of property, repairs, location or sale ability), and the increase in income needed to supportthe Loan.

       The Seller may not exercise discretion where it is lending over 95 per cent. of value or the Borrower's credit score fails. There is an exception from this policy for existing Borrowers who are moving home and the Seller's overall position is improved.

7.     Credit History

       (a)     Credit Search

               With the exception, in some circumstances, of Further Advances to existing Borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgement(or the Scottish equivalent), default, or bankruptcy notice) is revealed.

       (b)     Existing Lender's Reference

               In some cases, the Seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the Seller that the account has been properly conducted and that no history of material arrears exists.

       (c)     First Time Buyers/Applicants in rented accommodation

               Where applicants currently reside in rented accommodation, the Seller may seek a landlord's reference. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the preceding 18 months.

               Tenancy statements may only be accepted from local authorities, housing associations or reputable landlords known to the relevant branch/business centre.

       (d)     Bank Reference

               A bank reference may be sought or the applicants may be required to provide bank statements in support of his or her application.

8.     Scorecard

       The Seller uses some of the above criteria and various other criteria to provide an overall score for the application that reflects a statistical analysis of the risk of advancing the Loan. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears. Mortgage collection is conducted through a number of payment collection departments.

       The Seller reserves the right to decline an application that has received a passing score.The Seller does have an appeals process if an applicant believes his or her application to be unfairly denied. It is the Seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

                                  SCHEDULE 5

        POWER OF ATTORNEY IN FAVOUR OF FUNDING 1, THE MORTGAGES TRUSTEE
                           AND THE SECURITY TRUSTEE

THIS DEED OF POWER OF ATTORNEY is made on the                 ,2005by:

(1) HALIFAX PLC whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (registered number 02367076) (the SELLER);

IN FAVOUR OF each of:

(2) PERMANENT FUNDING (NO. 1) LIMITED whose registered office is at 35 Great St. Helens, London EC3A 6AP (registered number 4267660) (FUNDING 1);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (registered number 83116) (the MORTGAGES TRUSTEE);

(4) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at48th Floor, One Canada Square, London E14 5AL in its capacity as security trustee(the SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as the security trustee or security trustees under the Funding 1 Deed of Charge).

WHEREAS:

(A) By virtue of a mortgage sale agreement (the MORTGAGE SALE AGREEMENT) dated 14th June,2002 and as subsequently amended and restated on 6th March, 2003, 25th November,2003, 12th March, 2004, 22nd July, 2004, 18th
       November, 2004, 23rdMarch, 2005 and on 22nd June, 2005 and made between the Seller (1) Funding 1 (2) the Mortgages Trustee (3) and the Security Trustee provision was made for the execution by the Seller of this Power of Attorney.

(B) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Master Definitions and Construction Schedule dated 22nd June, 2005 as amended, varied or supplemented from time to time and signed by amongst others, the parties to the Power of Attorney.

NOW THIS DEED WITNESSETH as follows:

1. The Seller irrevocably and by way of security for the performance of the covenants,conditions and undertakings on the part of the Seller contained in the Mortgage Sale Agreement and the Servicing Agreement HEREBY APPOINTS each of Funding 1, the Mortgages Trustee and the Security Trustee and any receiver and/or administrator appointed from time to time in respect of Funding 1 and/or the Mortgages Trustee or their assets (each an ATTORNEY) severally to be its true and lawful attorney for the Seller and in the Seller's name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the protection, preservation or enjoyment of that Attorney's interest in the Loans and their Related Security and/or which ought to be done under the covenants, undertakings and provisions contained in the Mortgage Sale Agreement including (without limitation) any or all of the following:

       (a) to execute, sign, seal and deliver (using the company seal of the Seller where appropriate) any conveyance, assignation or transfer (including, for the avoidance of doubt each Scottish Declaration of Trust) of the Loans or any of them to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof;

       (b) to execute, sign, seal and deliver (using the company seal of the Seller where appropriate) any conveyance, assignment, assignation or transfer (including for the avoidance of doubt, each Scottish Declaration of Trust) of the Related Security or any item comprised therein (to the extent onlythat such item or items relate to the Loans) to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof or entitled to be registered at the Land Registry as proprietor thereof or to be registered in the Land Register of Scotland or recorded in the General Register of Sasines as heritable creditor thereof (as the case may be);

       (c) to do every other act or thing which the Seller is obliged to do under the Mortgage Sale Agreement or which that Attorney may otherwise consider to be necessary properor expedient for fully and effectually vesting or transferring the interests sold thereunder in the Loans and their Related Security or anyor each of them and/or the Seller's estate right and title therein or thereto in or to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the Seller could have done including, without limitation, any of the acts referred to in CLAUSE 6.5(A) TO (C) of the Mortgage Sale Agreement;

       (d) to exercise its rights, powers and discretions under the Loans including the right to fix the rate or rates of interest payable under the Loans in accordance with the terms thereof including, for the avoidance of doubt, whilst such Loans subsist and subject to the consent of the Mortgages Trustee being given to the setting of such rates, setting the Seller's Variable Base Rate in the circumstances referred to in CLAUSE 4 of the Servicing Agreement and/or following perfection pursuant to CLAUSE 6.1 of the Mortgages Sale Agreement PROVIDED THAT nothing in the Clause shall prevent the Seller (or any of its attorneys from time to time) from setting a higher rate than those set or to be set or required or to be required by the Mortgages Trustee or Funding 1 under this Power of Attorney;

       (e) to discharge the Mortgages or any of them and to sign, seal, deliver and execute such receipts, releases, surrenders, instruments, discharges, retrocessions and deeds as may be requisite or advisable in order to discharge the relevant Property or Properties from the Mortgages or any of them; and

       (f) to exercise all the powers of the Seller in relation to such Loans and their Related Security.

2. Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to acton behalf of the Seller as if that substitute shall have been originally appointed Attorney by this Power of Attorney

       (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3. The Seller hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the Loans or their Related Security by virtue of this Power of Attorney.

4. The laws of England shall apply to this Power of Attorney and the interpretation thereof.

IN WITNESS WHEREOF the Seller has executed and delivered this document as a deed the day and year first before written.

THE COMMON SEAL of                )
HALIFAX PLC                       )
was hereunto affixed in           )
the presence of:                  )

_____________________________     Authorised Signatory

_____________________________     Authorised Signatory

                                  SCHEDULE 6

                            LOAN REPURCHASE NOTICE

Dated [           ]

1. It is hereby agreed that for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 14th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as further amended and restated on 22nd June, 2005 and from time to time, made between (1) HALIFAX PLC (the SELLER) (2) PERMANENT FUNDING (NO. 1) LIMITED (3) PERMANENT MORTGAGES TRUSTEE LIMITED (the MORTGAGES TRUSTEE) and (4) THE BANK OF NEW YORK (as the same may be or have been amended, varied or supplemented from time to time with the consent of those parties).

2. Save where the context other wise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

3. In accordance with CLAUSE 8.5 of the Principal Agreement, upon receipt of this Loan Repurchase Notice by the Seller there shall exist between the Seller and the Mortgages Trustee an agreement (the AGREEMENT FOR SALE) for the sale by the Mortgages Trustee to the Seller of the Loans and their Related Security more particularly described in the Schedule hereto. Completion of such sale shall take place on [ ].

4. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.

________________________________

Signed for and on behalf of

PERMANENT MORTGAGES TRUSTEE LIMITED

[On duplicate

We hereby acknowledge receipt of and confirm the contents of the Loan
Repurchase Notice dated [      ].

________________________________
Signed for and on behalf of
HALIFAX PLC]

                                   SCHEDULE

1                  2             3             4              5

Title No. (if      Borrower      Account No.   Property       Date of Mortgage
registered)                                    Postcode

                                  SCHEDULE 7

                       ASSIGNMENT OF THIRD PARTY RIGHTS

THIS DEED OF ASSIGNMENT is made on [*]

BY:

(1) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (the TRANSFEROR);

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE).

WHEREAS:

(A) By the charges by way of legal mortgage or standard security (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(B) By the Mortgage Sale Agreement, the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest and benefit (both present and future) of the Transferor in and under those Mortgages and all Related Security and all monies secured by those Mortgages and Related Security.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the master definitions and construction schedule dated 22nd June, 2005 as amended and/or restated from time to time, signed by, amongst others, the parties to this Deed (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this
       Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 thereof.

2. The Transferor hereby assigns absolutely unto the Transferee with full title guarantee or, in the case of any Related Security or causes of action (as described in CLAUSE 2(B) below) governed by Scots law, with absolute warrandice:

       (a) the benefit of all Related Security relating to the Mortgages (including without limitation all securities for the principal moneys and interest secured by the Mortgages and the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and MHA Documentation and the benefit of all guarantees, indemnities and surety contracts relating to the Mortgages) other than any such

               Related Security which has been transferred to the Transferee by other means or which is not otherwise capable of such transfer; and

       (b) all causes and rights of action of the Transferor against any person in connection with any report, valuation, opinion, certificate, consent or other statement of fact or opinion given in connection with any Related Security relating to the Mortgages or affecting the decision to make any advance in connection with such Mortgages.

3. The Transferor on behalf of the Transferee agrees to intimate the assignation contained in CLAUSE 2 hereof to all relevant third parties where required to do so pursuant to CLAUSE 6 of the Mortgage Sale Agreement or as otherwise required by the Security Trustee.

4. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED AS A DEED by        )

HALIFAX PLC                  )

acting by its attorney in    )

the presence of:             )     _________________________

Witness's Signature:     _________________________

Name:                    _________________________

Address:                 _________________________

               ANNEXURE REFERRED TO IN THE FOREGOING ASSIGNMENT

Account No.         Property address         Borrower         Date of Mortgage

                                  SCHEDULE 8

            ASSIGNMENT OF HALIFAX MORTGAGE RE LIMITED MIG POLICIES

THIS DEED is made on [*]

BY:

(1) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (the SELLER);

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the MORTGAGES TRUSTEE).

WHEREAS:

(A) By a Mortgage Sale Agreement dated 14th June, 2002, as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as further amended and restated on 22nd June, 2005 and from time to time made between, amongst others, the parties hereto, the Seller agreed to transfer to the Mortgages Trustee certain charges by way of legal mortgage or standard security secured on residential property in England, Wales and Scotland together with the benefit of any monies secured thereby from time to time.

(B) The Seller has the benefit of mortgage indemnity insurance policies brief details of which are set out in the Schedule to this Deed (the HMRL MIG POLICIES).

(C) The Seller has agreed with the Mortgages Trustee to assign to the Mortgages Trustee the benefit of the HMRL MIG Policies to the extent that they relate to the Loans in the Portfolio.

(D) The insurance businesses (including, for the avoidance of doubt, the HMRL MIG Policies) of Halifax Mortgage Re Limited were acquired by HBOS Insurance (PCC) Guernsey Limited on 21st December, 2001.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the master definitions and construction schedule dated 22nd June, 2005 as amended and/or restated from time to time, signed by amongst others, the parties to this Deed, (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this
       Deed) (the MASTER DEFINITIONS CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 thereof.

2. The Seller with full title guarantee hereby conveys, transfers and assigns to the Mortgages Trustee absolutely all its right, title, interest and benefit in the HMRL MIG Policies to the extent that they relate to the Mortgages which as at this date are comprised in the Portfolio, and all moneys and proceeds to become payable under any of the same and all covenants relating there to and all powers and remedies for enforcing the same.

3. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF which this document has been executed and delivered as a deed the day and year first before written.

EXECUTED AS A DEED by        )

HALIFAX PLC                  )

acting by its attorney in    )

the presence of:             )     _________________________

Witness's Signature:     _________________________

Name:                    _________________________

Address:                 _________________________

                                   SCHEDULE 1

   MORTGAGE INDEMNITY GUARANTEE POLICIES NUMBERED 227001, 227001(A), 227002, 227003 AND 227006 RESPECTIVELY ISSUED TO THE SELLER BY HALIFAX MORTGAGE RE
                                    LIMITED.

                                  SCHEDULE 2

1                2             3              4              5

Title No. (if    Borrower      Account No.    Property       Date of Mortgage
registered)                                   Postcode

                                  SCHEDULE 9

          HALIFAX MORTGAGE RE LIMITED MIG POLICIES ASSIGNMENT NOTICE

To:    HBOS Insurance (PCC) Guernsey Ltd
       c/o AON Insurance Managers (Guernsey) Limited
       (as Managers of HBOS Insurance (PCC) Ltd)
       PO Box 33
       Maison Trinity
       Trinity Square
       St Peter Port
       Guernsey GY1 4AT

                                                                            [*]

Dear Sirs,

RE: ASSIGNMENT OF MORTGAGE INDEMNITY INSURANCE POLICIES NUMBERED 227001, 227001(A), 227002, 227003 AND 227006 RESPECTIVELY (THE MIG POLICIES)

We hereby give you notice that, by an Assignment dated [*] and made between ourselves and Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE) (a copy of which is attached to this notice), we assigned all of our right, title, benefit and interest in the MIG Policies to the Mortgages Trustee (to the extent that they relate to the loans and the mortgages in a portfolio referred to in [the Mortgage Sale Agreement dated 22nd June, 2005 as amended and/or restated from time to time between ourselves, Permanent Funding (No. 1) Limited, the Mortgages Trustee and The Bank of New York/the New Portfolio Notice dated [*] between ourselves, Permanent Funding (No.1) Limited and the Mortgages Trustee)].

Yours faithfully,

_________________________
For and on behalf of
HALIFAX PLC

Copy:  Permanent Mortgages Trustee Limited
       Permanent Funding (No. 1) Limited
       The Bank of New York

_________________________
1   Delete as applicable.

                                  SCHEDULE 10

                             INSURANCE ENDORSEMENT

               ON THE HEADED NOTEPAPER OF [THE RELEVANT INSURER ]

ENDORSEMENT [X] attaching to, supplemental to and forming part of policy number [policy number] (the POLICY) issued by [name of Insurer] (the INSURER).

Expressions defined in the Policy shall unless indicated otherwise, have the same meanings in this endorsement.

It is hereby noted and agreed that with effect from the date of this
Endorsement:

1. The definition of INSURED shall be deleted in its entirety and replaced with the following wording:

       (a) "Halifax plc (HALIFAX) whose registered office is at Trinity Road, Halifax, West Yorkshire, HX1 2RG;

       (b) any assignee or person to whom Halifax has assigned (whether legally or equitably and whether by way of security or otherwise) or has declared a trust in respect of any loans and/or mortgages and/or standard securities and related collateral and/or assets to which this Policy relates (an ASSIGNEE) (whether or not any such Assignee holds the same on trust for another or others); and

       (c) any person benefiting from security granted by Halifax or its Assignee over any loansand/or mortgages and/or standard securities and related collateral and/or assets to which this Policy relates in connection with the financing or re-financing of such loans and/or mortgages and/or standard securities and related collateral and/or assets."

2. Each term of the Policy which is inconsistent with the intent and/or effect of the amended definition of INSURED contemplated in paragraph 1 above (the NEW DEFINITION) shall be subject to the New Definition and shall not apply to the extent that such term of the Policy is inconsistent with the New Definition.

3. This endorsement does not have, nor is intended by the parties to have, the effect of conferring on the Insurer any greater liabilities under the Policy than those of the Insurer immediately prior to this endorsement being entered into between parties to this endorsement.

4. The Insurer acknowledges and agrees that any Insured under the Policy may from time to time appoint Halifax or any other person as agent of that Insured to deal withthe Insurer on its behalf in the administration of and making and payment of claims under the Policy.

All other terms, clause and conditions of the Policy remain unchanged.

This Endorsement is signed for and on behalf of the Insurer by a duly authorised signatory:


_________________________
[Name]
[Position]
[Insurer]

Dated                    , 2005

                                  SCHEDULE 11

                          INSURANCE ACKNOWLEDGEMENTS

                                    PART 1

            ON THE HEADED NOTEPAPER OF GE MORTGAGE INSURANCE LIMITED

To:    Halifax plc (the SELLER)
       LP/3/3/SEC
       Trinity Road
       Halifax
       West Yorkshire
       HX1 2RG

       Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE)
       47 Esplanade
       St Helier
       Jersey
       JE1 08D
       Channel Islands

       Permanent Funding (No. 1) Limited (FUNDING 1)
       35 Great St Helen's  London EC3A 6AP

       The Bank of New York (the SECURITY TRUSTEE)
       One Canada Square
       London
       E14 5AL

                                                                         [date]

Dear Sirs,

MORTGAGE INDEMNITY GUARANTY POLICIES NUMBERS 227001, 227001(A), 227002, 227003 AND 227006 (THE MIG POLICIES)

We refer to the transaction entered into or to be entered into between, inter alios, each of the parties to whom this letter is addressed, pursuant to which:

(a) the Seller may assign or agree to transfer or declare a trust in respect of its interest in properties which are (or may from time to time be) covered by the MIG Policies to the Mortgages Trustee;

(b) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding 1 and the Seller; and

(c)    Funding 1 may charge its interest in such properties to the Security
       Trustee.

In consideration of the payment of (pound)1 made by each of the Seller, the Mortgages Trustee, Funding 1 and the Security Trustee (receipt whereof is hereby acknowledged), we hereby confirm that the arrangements set out in PARAGRAPHS (A) to (C) inclusive above will not cause the MIG Policies to lapse or terminate and, not with standing any such arrangements, we will continue to pay claims under the MIG Policies in the same way and in the same amount as we would have paid them, had the said arrangements not been entered into.

Yours faithfully,

FOR AND ON BEHALF OF GE MORTGAGE INSURANCE LIMITED

                                    PART 2

         ON THE HEADED NOTEPAPER OF HBOS INSURANCE (PCC) GUERNSEY LTD

To:    Halifax plc (the SELLER)
       LP/3/3/SEC
       Trinity Road
       Halifax
       West Yorkshire
       HX1 2RG

       Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE)
       47 Esplanade
       St Helier
       Jersey
       JE1 08D
       Channel Islands

       Permanent Funding (No. 1) Limited (FUNDING 1)
       35 Great St. Helen's
       London
       EC3A 6AP

       The Bank of New York (the SECURITY TRUSTEE)
       48th Floor
       One Canada Square
       London
       E14 5AL

                                                                      [*], 2005

Dear Sirs,

MORTGAGE INDEMNITY GUARANTEE POLICY NUMBERS 227001, 227001(A), 227002, 227003 AND 227006 (THE "MIG Policies")

We refer to the transaction entered into or to be entered into between, inter alios, each of the parties to whom this letter is addressed, pursuant to which:

(a) all of the Seller's right, title, benefit and interest in the MIG Policies (to the extent that the same relate to the mortgage loans and their collateral security sold or to be sold by the Seller to the Mortgages Trustee pursuant to a mortgage sale agreement to be entered into between each of the parties to whom this letter is addressed) shall be assigned by the Seller to the Mortgages Trustee;

(b) the Seller may sell and assign or agree to sell and assign or declare a trust in respect of its interest in properties which are (or may from time to time be) covered by the MIG Policies to or in favour of the Mortgages Trustee;

(c) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding 1 and the Seller; and

(d) Funding 1 may charge its beneficial interest in such properties to the Security Trustee.

In consideration of the payment of (pound)1 made by each of the Seller, the Mortgages Trustee, Funding 1 and the Security Trustee (receipt whereof is hereby acknowledged), we herebyconfirm that the arrangements set out in PARAGRAPHS (A) to (D) inclusive above will not cause the MIG Policies to lapse or terminate and, notwithstanding any such arrangements, we will continue to pay claims under the MIG Policiesin the same way and in the same amount as we would have paid them, had the said arrangements not been entered into.

Yours faithfully,

FOR AND ON BEHALF OF HBOS INSURANCE (PCC) GUERNSEY LIMITED

                                  SCHEDULE 12
                             NEW PORTFOLIO NOTICE

                                                                Dated [       ]

1. It is hereby agreed for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 14th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as further amended and restated on 22nd June, 2005 made between (1) HALIFAX PLC (the SELLER) (2) PERMANENT FUNDING (NO. 1) LIMITED (FUNDING
       1) (3) PERMANENT MORTGAGES TRUSTEE LIMITED (the MORTGAGES TRUSTEE) and
       (4) THE BANK OF NEW YORK (as the same may be or have been amended, varied or supplemented from time to time with the consent of those parties).

2. Save where the context otherwise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

3. In accordance with and subject to CLAUSE 4.1 Reference source not found. of the Principal Agreement, upon receipt by the Seller of the duplicate of this notice signed by Funding 1 and the Mortgages Trustee, there shall exist between the Seller, Funding 1 and the Mortgages Trustee an agreement (the AGREEMENT FOR SALE) for the sale by the Seller to the Mortgages Trustee of the New Loans and their Related Security more particularly described in the Schedule hereto (other than any New Loans and their Related Security which have been redeemed in full prior to the next following Sale Date). Completion of such sale shall take place on [ ].

4. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.


_________________________
Signed for and on behalf of
HALIFAX PLC

[On duplicate:

We hereby acknowledge receipt of the New Portfolio Notice dated [        ], and
confirm that we are prepared to purchase New Loans as set out in that notice.

_________________________
Signed for and on behalf of
PERMANENT FUNDING (NO. 1) LIMITED

_________________________
Signed for and on behalf of
[PERMANENT MORTGAGES TRUSTEE LIMITED]

                                    SCHEDULE

1.               2.            3.             4.               5.

Title No. (if    Borrower      Property       Account No.      Date of Mortgage
registered)                    Postcode

                                  SCHEDULE 13

                          FORMS OF SCOTTISH TRANSFER

                                 LAND REGISTER

We, HALIFAX PLC, incorporated under the Companies Acts (registered number 02367076) and having our Registered Office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the TRANSFEROR) CONSIDERING THAT in terms of a Mortgage Sale Agreement among us the Transferor, PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116) and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE) and others dated 14th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as further amended and restated on 22nd June, 2005 (the MORTGAGE SALE AGREEMENT) we have sold our whole right, title and interest in and to the Standard Securities and others hereinafter mentioned to the Transferee NOW THEREFORE we, the Transferor, IN CONSIDERATION of the sums payable in terms of and in implement of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the Mortgages Trust Deed among us, the Transfer or, the Transferee and others dated 13th June 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004 and 23rd March, 2005 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trustees under and in terms of the Mortgages Trust Deed:

(a) the Standard Securities granted by the respective parties whose names are specified in Column 3 of the Schedule annexed and executed as relative hereto in favour of us the Transferor for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, registered said Standard Securities in the Land Register under the Title Number specified in the relative entry in Column 4 of the said Scheduleon the date specified in the relative entry in Column 5 of the said Schedule; and

(b) the whole rights, title and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) secured by the said Standard Securities and granted by or entered in to with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule;

With interest from and also arrears and accumulations of interest due and
unpaid as at [        ]; And we grant warrandice:

IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page
are together with the Schedule annexed hereto executed at [        ] on the
[        ] day of [       ] as follows:

SUBSCRIBED for and on behalf of HALIFAX PLC by

_________________________     _________________________Authorised Signatory

(Print Full Name)

before this witness

_________________________ Witness

_________________________

(Print Full Name)

_________________________

_________________________

(Address)

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY HALIFAX PLC IN FAVOUR OF PERMANENT MORTGAGES TRUSTEE LIMITED

1            2         3           4        5              6         7

Account No.  Address   Borrowers   Title    Registration   Sum Due   Date of
                       Full Names  Number   Date                     Bond or
                                                                     Loan
                                                                     Agreement

_________________________ Authorised Signatory

                                  SCHEDULE 14

                          FORMS OF SCOTTISH TRANSFER

                                SASINE REGISTER

We, HALIFAX PLC, incorporated under the Companies Acts (registered number 02367076) and having our Registered Office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the TRANSFEROR) CONSIDERING THAT in terms of a Mortgage Sale Agreement amongus the Transferor, PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116) and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE) and others dated 14th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as further amended and restated on 22nd June, 2005 (the MORTGAGE SALE AGREEMENT) we have sold our whole right, title and interest in and to the Standard Securities and others hereinafter mentioned to the Transferee NOW THEREFORE we the Transferor IN CONSIDERATION of the sums payable in terms of and in implement of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the MortgagesTrust Deed among us, the Transferor, the Transferee and others dated 13th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004 and 23rd March, 2005 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trusteesunder and in terms of the Mortgages Trust Deed:

(a) the Standard Securities granted by the respective parties whose names are specified inColumn 3 of the Schedule annexed and executed as relative hereto in favour of us the Transferor for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, recorded said Standard Securities in the Register for the County specified in the relative entry in Column 4 of the said Schedule on the date specified in the relative entry in Column 5 of the said Schedule; and

(b) the whole rights, title and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) securedby the said Standard Securities and granted by or entered into with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule;

With interest from and also arrears and accumulations of interest due and
unpaid as at [        ]; And we grant warrandice:

IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page
are together with the Schedule annexed hereto executed at [        ] on
the [        ] day of [        ] as follows:

SUBSCRIBED for and on behalf of HALIFAX PLC by

_________________________     _________________________ Authorised Signatory

(Print Full Name)

before this witness

_________________________Witness

_________________________

(Print Full Name)

_________________________

_________________________

(Address)

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY HALIFAX PLC IN FAVOUR OF PERMANENT MORTGAGES TRUSTEE LIMITED

1           2         3           4         5            6         7

Account No  Address   Borrowers   County    Recording    Sum Due   Date of
                      Full Names            Date                   Bond or Loan
                                                                   Agreement

_________________________ Authorised Signatory

                                  SCHEDULE 15

                     FORM OF SCOTTISH DECLARATION OF TRUST

DECLARATION OF TRUST

among

HALIFAX PLC, incorporated under the Companies Acts (registered number 02367076) and having its Registered Office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the SELLER);

and

PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116), and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands as trustee under and in terms of the mortgages trust deed after mentioned (the MORTGAGES TRUSTEE);

and

PERMANENT FUNDING (NO. 1) LIMITED, incorporated under the Companies Acts (registered number 4267660) and having its registered office at 35 Great St. Helens, London EC3A 6AP (FUNDING 1).

WHEREAS:

(A) Title to the Scottish Trust Property aftermentioned is held by and vested in the Seller.

(B) In terms of a Mortgages Trust Deed entered into among the Seller, Funding 1 and the MORTGAGES TRUSTEE dated 13th June 2002 as amended and restated on 6th March 2003, 25th November 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004 and 23rd March, 2005 and the Mortgages Trust constituted in terms thereof, the Mortgages Trustee holds the Trust Property on trust for the Beneficiaries therein specified.

(C) In terms of a Mortgage Sale Agreement entered into among, inter alia, the Seller, Funding 1 and the Mortgages Trustee dated 14th June 2002, as amended on 6th March 2003, 25th November 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and as amended and restated on 22nd June, 2005 (the MORTGAGE SALE AGREEMENT) the Seller has agreed to sell interalia the said Scottish Trust Property to the Mortgages Trustee to be held there after by the Mortgages Trustee under and in terms of the Mortgages Trust.

(D) In implement of CLAUSE 4.5(A)(VII) of the Mortgage Sale Agreement and pending the taking of legal title to the said Scottish Trust Property by the Mortgages Trustee, the Seller has under taken to grant this deed.

NOW THEREFORE the parties HEREBY AGREE and DECLARE as follows:

1.     INTERPRETATION

In this deed:

(a) the amended and restated master definitions and construction schedule signed by, amongstothers, the parties to this deed and dated 22nd June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this deed, including the Recitals and this deed shall be construed in accordance with the inter pretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule; and

(b) SCOTTISH TRUST PROPERTY shall mean the Scottish Loans and their Related Security brief particulars of which are detailed in the schedule annexed and executed as relative hereto (the SCHEDULE) and any Further Advances and Home Cash Reserve Advances made in respect of such Scottish Loans, and all right, title, interestand benefit of the Seller to:

       (i) all payments of principal and interest (including, for the avoidance of doubt, all Accrued Interest, Arrears of Interest, Capitalised Expenses and Capitalised Arrears) and other sums due or to become due in respect of such Scottish Loans and their Related Security including, without limitation, the right to demand, sue for, recover and give receipts for all principal monies, interest and costs and the right to sue on all covenantsand undertakings made or expressed to be made in favour of the Seller under the applicable Mortgage Terms;

       (ii) subject where applicable to the subsisting rights of redemption of Borrowers, all MHA Documentation, Deeds of Postponement, all third party guarantees and any other collateral security for the repayment of the relevant Scottish Loans;

       (iii) the right to exercise all the powers of the Seller in relation thereto;

       (iv) all proceeds resulting from the enforcement of any of those Scottish Loans and their Related Security;

       (v) each Certificate of Title and Valuation Report relevant to those Scottish Loans and any right of action of the Seller against any solicitor, qualified conveyancer, valuer or other person in connection with any report, valuation, opinion, certificate or other statement of fact or opiniongiven in connection with any of those Scottish Loans and their Related Security, or any part thereof or affecting the decision of the Seller to make or offer to make any of those Scottish Loans orpart thereof;

       (vi) the proceeds of all claims made by or on behalf of the Seller or to which the Seller is entitled in relation to the Scottish Properties secured by the Scottish Mortgages detailed in the Schedule under the Buildings Policies and the Properties in Possession Cover; and

       (vii) the MIG Policies, so far as they relate to the relevant Scottish Loans and their Related Security, including the right to receive the proceeds of any claims.

2.     DECLARATION OF TRUST

       The Seller hereby DECLARES that from and after the date hereof the Seller holds and, subject to CLAUSE 8 below, shall henceforth hold the Scottish Trust Property and its whole right, title and interest, present and future, therein and thereto intrust absolutely for the Mortgages Trustee and its assignees (whether absolutely or in security) whomsoever.

3.     INTIMATION

       The Seller hereby intimates to the Mortgages Trustee the coming into effect of the trust herebydeclared and created and the Mortgages Trustee by its execution of this deed immediately subsequent to the execution hereof by the Seller acknowledges such intimation.

4.     DEALINGS WITH SCOTTISH TRUST PROPERTY AND NEGATIVE PLEDGE

       The Seller warrants and undertakes that:

       (a) as at the date hereof it holds, subject to any pending registration or recording in the Land Register of Scotland or the General Register of Sasines, legal title tothe Scottish Trust Property unencumbered by any fixed or floating charge, diligence or other Security Interest;

       (b) it shall not create or agree to create any fixed or floating charge or other Security Interest over or which may attach to or affect the whole or any part of the Scottish Trust Property or otherwise dispose of the same at any time when such Scottish Trust Property or part thereof remains subject tothe trust hereby created; and

       (c) it shall deal with the Scottish Trust Property (including without prejudice to said generality the calculation and setting of any interest rate applicable thereto) in accordance with the provisions of the Transaction Documents and the specific written instructions (if any) of the MORTGAGES TRUSTEE or its foresaids and shall take, subject to Clause 8 below, anysuch action as may be necessary (including for the avoidance of doubt the raising or defending of any proceedings in any court of law whether in Scotland or else where) to secure or protect the title to the Scottish Trust Property but only in accordance with the specific written instructions (if any) of the Mortgages Trustee or its foresaids.

5.     TRANSFER OF TITLE

5.1 The Mortgages Trustee and its foresaids as beneficiary hereunder shall have the rightto call upon the Seller to execute and deliver to the Mortgages Trustee, subjectto the terms of CLAUSE 6 of the Mortgage Sale Agreement, valid assignationsof the Scottish Trust Property or any part thereof, and that not with standing the winding up of the Seller, the making of any administration order or the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator in respect of the Seller or the appointment of a receiver to all or any part of the Scottish Trust Property.

5.2 The Seller undertakes to the Mortgages Trustee and binds and obliges itself that, upon the occurrence of any one of the events specified in CLAUSE 6.1 of the Mortgage Sale Agreement, it will with in five London Business Days of such occurrence provide such information as is

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

       necessary to enable the Mortgages Trustee to complete Scottish Transfers (including all schedules and annexures thereto) in relation to the whole of the Scottish Trust Property.

5.3 For further assuring the said rights and powers specified in this CLAUSE 5, the Seller has granted a power of attorney in favour of the Mortgages Trustee, Funding 1and the Security Trustee substantially in the form set out in SCHEDULE 5 to the Mortgage Sale Agreement.

6.     MORTGAGES TRUSTEE DECLARATION OF TRUST

       The Mortgages Trustee by its said execution of this deed hereby DECLARES that its whole right, title and beneficial interest in and to the Scottish Trust Property in terms of this deed are and shall be held (to the extent not already so held) by the Mortgages Trustee and its foresaids under and in terms of the Mortgages Trust and all sums and amounts received or held by the Mortgages Trustee relating there to or deriving there from have been and shall be added (to the extent a foresaid) to the Trust Property and held by the MORTGAGES TRUSTEE under the Mortgages Trust Deed.

7.     MORTGAGES TRUST INTIMATION

       The Mortgages Trustee hereby intimates to Funding 1 and the Seller, as Beneficiaries of the Mortgages Trust, the declaration of trust made in terms of CLAUSE 6 above and Funding 1 and the Seller by executing this deed acknowledge such intimation.

8.     TERMINATION OF TRUST

       If:

       (a) legal title to any part or parts of the Scottish Trust Property is taken by the Mortgages Trustee or its foresaids in accordance with the provisions of CLAUSE 5 above (which in the case of any Scottish Mortgage shall be constituted by the registration or recording of the title thereto in the Land Register of Scotland or the General Register of Sasines (as appropriate)); or

       (b) any part or parts of the Scottish Trust Property forms the subject of a repurchase in accordance with the terms of CLAUSE
               8.5 of the Mortgage Sale Agreement,

       the trust hereby declared and created pursuant to CLAUSES 2 and 3 above shall (but only when any of the events or transactions before stated has been completed irrevocably, validly and in full) ipso facto fall and cease to be of effect in respect of such part or parts of the Scottish Trust Property but shall continue in full force and effect in respect of the whole remainder (if any) of the Scottish Trust Property.

9.     CHANGE OF TRUSTEE

       Except with the prior consent of the Mortgages Trustee and (for so long as each retains anyright or interest in the Scottish Trust Property) Funding 1 and the Security Trustee, the Seller shall not be entitled to resign office as a trustee or assume a new trustee or trustees under this deed.

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

10.    VARIATION

       This deed and the trusts hereby declared and created pursuant to CLAUSES 2 and 3 and CLAUSES 6 and 7 above shall not be varied in any respect without the consent in writing of the Mortgages Trustee and (for so long as each retains any right or interest in the Scottish Trust Property) Funding 1 and the Security Trustee.

11.    GOVERNING LAW

       This deed shall be governed by and construed in accordance with the law of Scotland and each of the parties hereby prorogates the non-exclusive jurisdiction of the Scottishcourts so far as not already subject thereto and waives any rightor plea of forum non conveniens in respect of such jurisdiction.

12.    REGISTRATION

       The parties hereto consent to the registration of these presents for preservation:

IN WITNESS WHERE OF these presents typewritten on this and the preceding [    ]
pages together with the Schedule annexed hereto are executed for and on behalf
of the Seller, the Mortgages Trustee and Funding 1 at [        ] on [        ]
as follows:

SUBSCRIBED for and on behalf of
HALIFAX PLC by [       ], its
Attorney, at London on [     ] 2005 before this
witness:

_________________________ Witness          _________________________ Attorney
(Signature)                         (Signature)

_________________________
(Print Full Name)

_________________________

_________________________
(Address)

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

SUBSCRIBED for and on behalf of
PERMANENT MORTGAGES TRUSTEE LIMITED by [   ],
one of its Directors, at London on [    ] 2005
before this witness:

_________________________ Witness          _________________________ Director
(Signature)                         (Signature)

_________________________
(Print Full Name)

_________________________

_________________________
(Address)

SUBSCRIBED for an on behalf of
PERMANENT FUNDING (NO. 1) LIMITED by [     ], one
of its Directors, at London on [    ] 2005 before
this witness:

_________________________ Witness          _________________________ Director
(Signature)                         (Signature)

_________________________
(Print Full Name)

_________________________

_________________________
(Address)


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

    THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING DECLARATION OF TRUST
     AMONG HALIFAX PLC, PERMANENT MORTGAGES TRUSTEE LIMITED AND PERMANENT
                            FUNDING (NO. 1) LIMITED

                DETAILS OF SCOTTISH LOANS AND RELATED SECURITY

1.        2.        3.           4.       5.             6.        7.

Account   Address   Borrowers'   Title    Registration/  Sum Due   Date of Loan
No                  full names   Number/  Recording                Agreement
                                 County   Date

_________________________Attorney
Halifax plc

_________________________Director
Permanent Mortgages Trustee Limited

_________________________Director
Permanent Funding (No.1) Limited

                                  SCHEDULE 16

                         FORM OF MEMORANDUM OF RELEASE

                                            Permanent Mortgages Trustee Limited
                                                                   47 Esplanade
                                                                      St Helier
                                                                         Jersey
                                                                        JE1 0BD
                                                                Channel Islands

                                                                            [*]

Halifax Plc
LP/3/3/SEC
Trinity Road
Halifax
West Yorkshire
HX1 2RG

Attn: Head of Mortgage Securitisation

Dear Sirs,

Pursuant to Clause 8.6 of the Mortgage Sale Agreement, we hereby acknowledge:

(a) that the loans detailed in the Annexure to the attached Assignment of Third Party Rights are released from the security created by the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge; and

(b) that all further monies due and received on the loans are now for the account of Halifax.

Terms used (but not defined) herein shall have the meanings given to them in the Master Definitions and Construction Schedule dated 22nd June, 2005 signed by, amongst others, the parties to this memorandum.

Yours faithfully

_________________________
For and on behalf of
PERMANENT MORTGAGE TRUSTEES LIMITED

                                  SCHEDULE 17

                         RE-ASSIGNMENT OF MIG POLICIES

THIS DEED is made on [*]

BY:

1. PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the MORTGAGES TRUSTEE);

IN FAVOUR OF:

2. HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (the SELLER).

WHEREAS:

(A) By the Mortgage Sale Agreement dated 14th June, 2002, as amended and re-stated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004, 23rd March, 2005 and, as further amended and restated on 22nd June, 2005 made between, amongst others, the parties hereto, the Seller agreed to transfer to the Mortgages Trustee certain charges by way of legal mortgage or standard security secured on residential property in England, Wales and Scotland together with the benefit of any monies secured thereby.

(B) By the Mortgage Sale Agreement, the Mortgages Trustee has agreed to re-transfer to the Seller the Mortgages listed in Schedule 2 to this Deed and to re-assign to the Seller the benefit of the mortgage indemnity insurance policies brief details of which are set out in
       Schedule 1 to this Deed (the HMRL MIG POLICIES) to the extent that they relate to the Mortgages listed in Schedule 2 to this Deed.

(C) The insurance businesses (including, for the avoidance of doubt, the HMRL MIG Policies) of Halifax Mortgage Re Limited were acquired by HBOS Insurance (PCC) Guernsey Limited on 21st December, 2001.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the amended and restated master definitions and construction schedule dated 22nd June, 2005, signed by amongst others, the parties to this Deed, (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

2. The Mortgages Trustee with full title guarantee hereby conveys, transfers and assigns to the Seller absolutely all its right, title, interest and benefit in the HMRL MIG Policies to the

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

       extent that they relate to the Mortgages which are listed in Schedule 2 to this Deed, and all moneys and proceeds to become payable under any of the same and all covenants relating thereto and all powers and remedies for enforcing the same.

3. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF which this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by               )
PERMANENT MORTGAGES                 )
TRUSTEE LIMITED acting by           )
its attorney in the presence of:    )

Witness:

Name:

Address:

                                  SCHEDULE 1

Mortgage indemnity guarantee policies numbered 227001, 227001(A), 227002, 227003 and 227006 respectively issued to the Seller by Halifax Mortgage Re Limited.

                                  SCHEDULE 2

1.               2.            3.             4.            5.

Title No. (if    Borrower      Account No.    Property      Date of Mortgage
registered)                                   Postcode















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

                                  SCHEDULE 18

         HALIFAX MORTGAGE RE LIMITED MIG POLICIES RE-ASSIGNMENT NOTICE

To:    HBOS Insurance (PCC) Guernsey Ltd
       c/o AON Insurance Managers (Guernsey) Limited
       (as Managers of HBOS Insurance (PCC) Ltd)
       PO Box 33
       Maison Trinity
       Trinity Square
       St Peter Port
       Guernsey GY1 4AT

                                                                            [*]

Dear Sirs,

RE: ASSIGNMENT OF MORTGAGE INDEMNITY INSURANCE POLICIES NUMBERED 227001, 227001(A), 227002, 227003 AND 227006 RESPECTIVELY (THE MIG POLICIES)

We hereby give you notice that, by an Assignment dated [*] and made between ourselves and Halifax plc (the ASSIGNMENT), a copy of which is attached to this notice, we assigned all of our right, title, benefit and interest in the MIG Policies to Halifax plc (to the extent that they relate to the loans and the mortgages listed in Schedule 2 to the Assignment).

Yours faithfully,

_________________________
For and on behalf of
PERMANENT MORTGAGES TRUSTEE LIMITED

Copy:  Halifax plc
       Permanent Funding (No. 1) Limited
       The Bank of New York

                                  SCHEDULE 19

                      RE-ASSIGNMENT OF THIRD PARTY RIGHTS

THIS DEED OF ASSIGNMENT is made on [*]

BY:

1. PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEROR);

IN FAVOUR OF:

2. HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (the TRANSFEREE).

WHEREAS:

(A) By the charges by way of legal mortgage or standard security (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(B) By the Mortgage Sale Agreement, the Transferee sold and the Transferor purchased all right, title, interest and benefit of the Transferee in and under the Mortgages and all Related Security and all monies secured by those Mortgages on or about 22nd June, 2005.

(C) By Clause 8.5 of the Mortgage Sale Agreement, the Transferor has now agreed to sell and the Transferee has agreed to repurchase all right, title, interest and benefit (both present and future) of the Transferor in and under the Mortgages and all Related Security and all monies secured by those Mortgages and Related Security.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the amended and restated master definitions and construction schedule dated 22nd June, 2005 signed by, amongst others, the parties to this Deed (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 thereof.

2. The Transferor hereby assigns absolutely unto the Transferee with full title guarantee or, in the case of any Related Security or causes of action (as described in CLAUSE 2(B) below) governed by Scots Law, with absolute warrandice:

       (a) the benefit of all Related Security relating to the Mortgages (including without limitation all securities for the principal moneys and interest secured by the

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

               Mortgages and the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and MHA Documentation and the benefit of all guarantees, indemnities and surety contracts relating to the Mortgages) other than any such Related Security which has been transferred to the Transferee by other means or which is not otherwise capable of such transfer; and

       (b) all causes of action of the Transferor against any person in connection with any report, valuation, opinion, certificate, consent or other statement of fact or opinion given in connection with any Related Security relating to the Mortgages or affecting the decision to make any advance in connection with such Mortgages.

3. This Deed shall be governed by and construed in accordance with English law (provided that any terms of the Deed which are particular to Scots law shall be construed in accordance with the laws of Scotland).

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by        )
PERMANENT MORTGAGES          )
TRUSTEE LIMITED              )
acting by its attorney in    )
the presence of:             )

Witness's signature:

Name:

Address:

               ANNEXURE REFERRED TO IN THE FOREGOING ASSIGNMENT

Account No.       Property Address          Borrower          Date of Mortgage

                                  APPENDIX I

                           PART 1     INITIAL PORTFOLIO

                         PART 2     STANDARD DOCUMENTATION

                                  APPENDIX 2

                                    PART 1

                               INITIAL PORTFOLIO

This is Part 1 (on accompanying CD-ROM) of the Exhibit to a Mortgage Sale Agreement dated 14th June, 2002 made between Halifax plc (1) Permanent Funding (No. 1) Limited (2) Permanent Mortgages Trustee Limited (3) and State Street Bank and Trust Company (4).

Ian G Stewart
HALIFAX PLC

David Balai
PERMANENT FUNDING (NO. 1) LIMITED

David Balai
PERMANENT MORTGAGES TRUSTEE LIMITED

David Duclos
STATE STREET BANK AND TRUST COMPANY

                                    PART 2

                            STANDARD DOCUMENTATION

This is Part 2 of the Exhibit to a Mortgage Sale Agreement dated 14th June, 2002 made between Halifax plc (1) Permanent Funding (No. 1) Limited (2) Permanent MORTGAGES TRUSTEE Limited (3) and State Street Bank and Trust Company(4).

Ian G Stewart
HALIFAX PLC

David Balai
PERMANENT FUNDING (NO. 1) LIMITED

David Balai
PERMANENT MORTGAGES TRUSTEE LIMITED

David Duclos
STATE STREET BANK AND TRUST COMPANY












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